    As filed with the Securities and Exchange Commission on October 15, 1996
                                                      Registration No. 333-09951

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________

                                (Amendment No. 1)
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            _________________________

                            EAGLE SUPPLY GROUP, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                          5033                    13-3889248
(State or other juris-     (Primary Standard Industrial      (I.R.S. Employer
diction of incorpora-      Classification Code Number)       Identification No.)
tion or organization)

                              122 East 42nd Street
                                   Suite 1116
                            New York, New York 10168
                                 (212) 986-6190
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _________________________

                                Douglas P. Fields
                             Chief Executive Officer
                            Eagle Supply Group, Inc.
                              122 East 42nd Street
                                   Suite 1116
                            New York, New York 10168
                                 (212) 986-6190
                            _________________________

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            _________________________

                                   Copies to:

        Robert Perez, Esq.                        David A. Carter, P.A.
        Gusrae, Kaplan & Bruno                    355 West Palmetto Park Road
        120 Wall Street                           Boca Raton, Florida  33432
        New York, New York 10005                  Tel No. (407) 750-6999
        Tel No. (212) 269-1400                    Fax No. (407) 367-0960
        Fax No. (212) 809-5449

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            _________________________

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                                Proposed        Proposed
                                                Maximum         Maximum
Title of Each                  Amount           Offering        Aggregate      Amount Of
Class of Securities            To Be            Price           Offering       Registration
To Be Registered               Registered       Per Unit(1)     Price(1)       Fee
============================================================================================
Common Stock, $.0001           1,725,000(2)     $5.00           $8,625,000     $2,974.14
par value

Redeemable Common Stock        1,725,000(3)     $ .125          $  215,625     $   74.35
Purchase Warrants

Common Stock, $.0001           1,725,000        $5.00           $8,625,000     $2,974.14
par value(4)

Underwriter's Stock              150,000        $ .0001         $       15     $     .004
Warrants(5)

Common Stock, $.0001             150,000        $8.00           $1,200,000     $  413.79
par value(6)

Underwriter's Warrants(7)        150,000        $ .0001         $       15     $     .004

Common Stock                     150,000        $ .20           $   30,000     $   10.34
Purchase Warrants(8)

Common Stock, $.0001             150,000        $8.00           $1,200,000     $  413.79
par value(9)

Redeemable Common Stock          300,000        $ .00(10)       $        0     $     .00
Purchase Warrants to be
sold by Selling
Securityholders

Common Stock, $.0001             300,000        $1.00(10)       $  300,000     $  103.45
par value to be sold by
Selling Securityholders

Common Stock, $.0001
par value(11)                    300,000        $5.00           $1,500,000     $  517.24
                                                                               ---------
        TOTAL                                                                  $7,481.26*
                                                                               =========

*    Filing fee paid in full with initial filing on August 12, 1996
----------

(1) Except as set forth in Note (10), estimated solely for purposes of calculating the registration fee.
(2) Includes 225,000 shares of Common Stock subject to the underwriters' overallotment option and assumes the overallotment option is exercised in full.
(3) Includes 225,000 Redeemable Common Stock Purchase Warrants subject to the underwriters' overallotment option and assumes the overallotment option is exercised in full.
(4) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants referred to in the prior note.
(5) To be issued to the Underwriter, entitling the Underwriter to purchase up to 150,000 shares of Common Stock.
(6)  Issuable upon the exercise of the Underwriter's Stock Warrants.
(7) To be issued to the Underwriter, entitling the Underwriter to purchase up to 150,000 Common Stock Purchase Warrants.
(8)  Issuable upon the exercise of the Underwriter's Warrants.
(9) Issuable upon the exercise of the Common Stock Purchase Warrants identified in the prior note.
(10) Price is based upon actual sale price paid by Selling Securityholders to Registrant.
(11) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants which are to be sold by the Selling Securityholders.

                                      (ii)

Pursuant to Rule 416, there are also being registered such additional but indeterminate number of shares as may become issuable pursuant to anti-dilution provisions of the Redeemable Common Stock Purchase Warrants and the Underwriter's Stock Warrants and Underwriter's Warrants.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                      (iii)

                            EAGLE SUPPLY GROUP, INC.

                              Cross Reference Sheet

                    Pursuant to Item 501(b) of Regulation S-K

        Item of Form S-1                     Location in Prospectus

1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus ............   Front Cover Page of Registration
                                             Statement; Cross Reference Sheet;
                                             Outside Front Cover Page of
                                             Prospectus

2.   Insider Front and Outside Back
     Cover Pages of Prospectus ...........   Inside Front Cover Page of
                                             Prospectus; Additional Information;
                                             Outside Back Cover Page of
                                             Prospectus

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges ....................   Prospectus Summary; Risk Factors

4.   Use of Proceeds .....................   Prospectus Summary; Risk Factors;
                                             Use of Proceeds

5.   Determination of Offering Price .....   Outside Front Cover Page of
                                             Prospectus; Underwriting

6.   Dilution ............................   Dilution; Risk Factors

7.   Selling Securityholders .............   Selling Securityholders

8.   Plan of Distribution ................   Outside Front Cover Page of
                                             Prospectus; Underwriting

9.   Description of Securities to
     be Registered .......................   Outside Front Cover Page of
                                             Prospectus; Prospectus Summary;
                                             Description of Capital Stock

10.  Interests of Named Experts and
     Counsel .............................   Legal Matters; Experts

11.  Information with Respect to
     the Registrant ......................   Outside Front Cover Page of
                                             Prospectus; Prospectus Summary;
                                             Risk Factors; Capitalization;
                                             Unaudited Pro Forma Condensed
                                             Consolidated Financial Statements;
                                             Selected Financial Information;
                                             Management's Discussion and
                                             Analysis of Financial Condition and
                                             Results of Operations; Business;
                                             Management; Certain Transactions;
                                             Principal Stockholders; Description
                                             of Capital Stock; Dividend Policy;
                                             Shares Eligible for Future Sale;
                                             Financial Statements

     12. Disclosure of Commission
     Position on Indemnification
     for Securities Act Liabilities ......        *

----------
* Item is inapplicable, or the answer thereto is in the negative, and is omitted.


                                      (iv)

                        [FRONT COVER PAGE OF PROSPECTUS]


                  SUBJECT TO COMPLETION, DATED OCTOBER 15, 1996


PROSPECTUS

                            EAGLE SUPPLY GROUP, INC.
                      1,500,000 Shares of Common Stock and
               1,500,000 Redeemable Common Stock Purchase Warrants

     Eagle Supply Group, Inc. (the "Company") is offering hereby 1,500,000 shares of Common Stock (the "Common Stock") and 1,500,000 Redeemable Common Stock Purchase Warrants (the "Warrants") of the Company (hereinafter the "Public Offering"). The Common Stock and the Warrants (collectively, the "Securities") are being separately offered and are separately transferable at any time from the date of this Prospectus (the "Effective Date"). Each Warrant entitles the registered holder thereof to purchase, at any time during the period commencing on the Effective Date, one share of Common Stock at a price of $5.00 per share, subject to adjustment under certain circumstances, for a period of three years from the Effective Date. The Warrants offered hereby are not exercisable unless, at the time of exercise, the Company has a current prospectus encompassing the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the Warrants. Commencing after the Effective Date, the Warrants are subject to redemption by the Company at $.25 per Warrant on 30 days' prior written notice if the market price (as defined herein) for the Company's Common Stock, as reported on a national or regional securities exchange, as applicable, for 30 consecutive trading days ending within 10 days of the notice of redemption of the Warrants averages at least $10.00 per share. The Company is required to maintain an effective registration statement with respect to the Common Stock underlying the Warrants at the time of redemption of the Warrants. Prior to the first anniversary of the Effective Date, the Warrants will not be redeemable by the Company without the written consent of Barron Chase Securities, Inc. (the "Underwriter").


     The offering price of the Common Stock and Warrants as well as the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter, and bear no relationship to the Company's asset value, net worth or other established criteria of value. See "RISK FACTORS" at page 12, and "UNDERWRITING." After completion of the Public Offering, the Company's current officers and directors and their affiliates will have voting control of approximately 54% of the outstanding shares of Common Stock. See "Principal Stockholders."

     Also being offered for resale from time to time by this Prospectus are 300,000 shares of Common Stock, 300,000 Warrants and 300,000 shares of Common Stock underlying said Warrants held by certain individuals (hereinafter the "Selling Securityholders" and "Selling Securityholders' Offering"). The Selling Securityholders may not sell their Warrants or the shares of Common Stock underlying said Warrants for a period of twelve months from the Effective Date without the Underwriter's consent. See "Selling Securityholders."


     Prior to the Public Offering, there has been no public market for the Common Stock or the Warrants. The Common Stock and the Warrants have been approved for listing on __________ under the symbols "____" and "____W" , respectively. There is no assurance that a trading market in the Company's Common Stock or Warrants will develop or if it does develop that it will be sustained. The closing of the Public Offering is subject to the simultaneous acquisition by the Company of Eagle Supply, Inc.


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 10 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                         Price to        Underwriting              Proceeds to
                          Public         Discount (1)              Company (2)
--------------------------------------------------------------------------------
Per Share .........    $5.00              $0.50                   $4.50
--------------------------------------------------------------------------------
Per Warrant .......    $0.125             $0.0125                 $0.1125
--------------------------------------------------------------------------------
Total(3) ..........    $7,687,500.00      $768,750.00             $6,918,750.00
================================================================================

               See footnotes on following page of this Prospectus

                             BARRON CHASE SECURITIES

               The date of this Prospectus is _____________, 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                     [INSIDE FRONT COVER PAGE OF PROSPECTUS]

(1) Does not include additional compensation to be received by the Underwriter in the form of (i) a non-accountable expense allowance of $230,625 ($265,219 if the Underwriter's overallotment option is exercised in full);
     (ii) warrants to purchase up to 150,000 shares of Common Stock and 150,000 warrants at an exercise price equal to 165% of the initial public offering prices of the Common Stock and Warrants, during the five and three year periods, respectively, commencing on the Effective Date (the "Underwriter's Warrant"); and (iii) a financial advisory agreement for the Underwriter to act as an investment banker for the Company for a period of three years from the Effective Date at a fee of $108,000 payable at the closing of the Public Offering. In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses of this offering payable by the Company estimated at $470,000 (approximately 6% of the gross proceeds of the Public Offering), excluding the Underwriter's non-accountable expense allowance.

(3) The Company has granted to the Underwriter an option, exercisable within thirty (30) days of the Effective Date, to purchase up to 225,000 additional shares of Common Stock and 225,000 additional Warrants on the same terms and conditions as set forth above to cover overallotments, if any (the "Overallotment Option"). If all such additional Securities are purchased, the Price to Public, Underwriting Discount and Proceeds to Company will be increased to $8,840,625, $884,063 and $7,956,522, respectively. See "Underwriting."

     The Securities are offered subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of certificates representing the Securities sold in the Public Offering will be made at the offices of Barron Chase Securities, Inc., 7700 W. Camino Real, Suite 200, Boca Raton, Florida 33433-5541, on or about _________________, 1996.

     The Company is not presently required to file, and has not filed, periodic reports with the Securities and Exchange Commission (the "Commission"). Following consummation of the Public Offering, the Company intends to furnish to its stockholders annual reports containing financial statements audited and reported on by independent auditors and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. Stockholders will be able to obtain the most recent such reports by making written request therefor to the Company's stockholder relations officer at the Company's principal executive offices located at 122 East 42nd Street, Suite 1116, New York, New York 10168.

     IN CONNECTION WITH THE PUBLIC OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE EFFECTUATED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE AND MAY BE DISCONTINUED AT ANY TIME.

                        [END OF INSIDE FRONT COVER PAGE]

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Except as otherwise indicated herein, the information contained in this Prospectus gives no effect to the exercise of (i) the Overallotment Option,
(ii) the Underwriter's Warrant, (iii) all other warrants issued and outstanding on the date of this Prospectus or (iv) options granted or to be granted under the Company's stock option plan.


     Forward looking statements made throughout this Prospectus are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially include the Company's inability to find suitable acquisition candidates on terms commercially reasonable to the Company, interruption or cancellation of existing sources of supply, the pricing of and demand for distributed products and the presence of competitors with greater financial resources.


                                 THE COMPANY


The Company was recently organized to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will acquire all of the issued and outstanding securities of Eagle Supply, Inc. ("Eagle") (the "Acquisition") from TDA Industries, Inc. ("TDA"), the
Company's current majority stockholder. In connection with the Acquisition, TDA will be issued 200,000 shares of the Company's Common Stock. Such shares will be recorded at Eagle's historical net book value at the date of the Acquisition. As part of the Acquisition, TDA guarantees that Eagle will have a net tangible book value of $1,000,000, with TDA retaining Eagle's net tangible book value in excess of that amount. That consideration was determined, without independent appraisal, by dividing the required
$1,000,000 of Eagle's net tangible book value by the public offering price of $5.00 per share for each of the 200,000 shares. If effected as of June 30, 1996, the amount of such dividend would have been approximately $2,711,000.
Any portion of TDA's indebtedness, which was approximately $2,495,000 at June 30, 1996, to Eagle not so cancelled will be paid to Eagle by TDA within 45 days of the closing of the Public Offering and consummation of the Acquisition. Conversely, if on the closing of the Public Offering and consummation of the Acquisition, Eagle has any indebtedness to TDA, such indebtedness will be paid to TDA within that same 45 day period. In the past, a subsidiary of TDA has leased to Eagle several of Eagle's distribution centers on a month to month basis pursuant to oral agreements. Rent expense for these distribution centers was approximately $709,000 for Eagle's fiscal year ended June 30, 1996. Upon completion of the Public Offering and consummation of the Acquisition, Eagle will enter into ten
(10) year leases for said distribution centers. Although the written leases are to be on substantially similar economic terms as the past oral agreements, Eagle will then be committed to pay rent for these distribution centers for a minimum of ten (10) years. At that same time, the Company will enter into (a) five-year employment agreements with its Chairman of the Board and Chief Executive Officer and its Executive Vice President, Treasurer and Secretary, pursuant to which each of such persons, who are also executive officers and directors of TDA, will receive a salary of $200,000 per year plus substantial additional benefits, although neither of them have committed any specified amount of time to the Company's affairs; and (b) a month to month administrative services agreement with TDA requiring a $3,000 monthly payment to TDA. Furthermore, as part of the Acquisition, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payment that Eagle will be required to make pursuant to mortgages underlying Eagle's Birmingham, Alabama, and Pensacola, Florida, distribution centers and the mortgage and lease underlying Eagle's former Fort Lauderdale, Florida, distribution center. Eagle, which was founded in Florida in 1905, distributes roofing supplies and related products to contractors and subcontractors engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. Eagle sells to more than 2,000 customers in Florida, Alabama and the southern portions of Georgia and Mississippi using its own direct sales force. Products distributed by Eagle include equipment, tools and accessory products for the removal of old roofing, re-roofing and roof construction, and related materials such as insulation, shingles, tiles, liquid roofing materials, fasteners, ventilation materials and sheet metal of the type used in the roofing industry. Upon consummation of the Acquisition, Eagle will become a wholly-owned subsidiary of the Company and will constitute the sole business operations of the Company until and unless the Company consummates additional acquisitions. See "Risk Factors" and "Business."


     During Eagle's fiscal years ended June 30, 1995 ("Fiscal 1995") and June 30, 1996 ("Fiscal 1996"), Eagle had revenues of $50,483,469 and $59,262,226, respectively, and net income of $352,589 and $1,315,035, respectively. There can be no assurance that the historical level of Eagle's revenues and net income will continue to be achieved in the future. See "Risk Factors", "Business" and "Certain Transactions."


     Based upon its management's experience in the industry, the Company believes that the roofing supplies and related products distribution industry is fragmented and has the potential for consolidation in response to the competitive disadvantages faced by smaller distributors. The Company believes that the industry is characterized by a large number of relatively small local distribution companies, a few very large, multi-center and multi-regional distributors and a large national multi-center distributor. Roofing supplies products distributors are overwhelmingly privately owned, relationship-based companies that emphasize service, delivery and reliability as well as competitive pricing and breadth of product line to their customers. The Company believes that the competitive environment faced by small distributors, coupled with the desire of many owners of such distributors for liquidity, has prompted a trend toward industry consolidation that offers significant opportunities for expansion oriented distributors. The Company believes that there are opportunities for a company which has the capability to source and distribute products effectively to serve the roofing supplies and related products markets and to effect cost savings and increased profit opportunities through efficiencies of scale which can be applied to companies to be acquired in the roofing supply distribution and related products industry. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies. See "Risk Factors" and "Business."


     Although the Company does not currently have any agreements, arrangements or commitments with respect to any proposed acquisition, other than the Acquisition, based upon its management's experience in the industry, the Company believes that there are a number of suitable acquisition candidates that may meet its criteria. The Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the business of Eagle. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including a substantial portion of the net proceeds of the Public Offering), issuances of shares of capital stock of the Company, and additional equity or debt financing. There can be no assurance that the Company will be able to obtain additional equity or debt financing on terms acceptable to the Company or at all.

     Management intends to pursue expansion of Eagle's operations by adding new distribution centers by internal growth. During Fiscal 1996, Eagle opened four new distribution centers, although one of those centers has subsequently been closed, and is exploring the possibility of opening several more distribution centers during its current fiscal year in its current market areas and in market areas adjacent to its existing distribution centers. In July and August 1996, Eagle opened new distribution centers in Clearwater, Florida and Tallahassee, Florida, respectively.

     TDA is a holding company which operates four business enterprises, including Eagle, and real estate investment companies. At the current time, Eagle is wholly-owned by TDA, and during Fiscal 1996, Eagle's revenues constituted a majority of TDA's consolidated revenues. After the successful completion of the Public Offering and consummation of the Acquisition, TDA will own approximately 54% of the Company's Common Stock. Certain of the Company's officers and directors are also officers and directors of TDA (or affiliates of TDA) and/or Eagle. See "Management", "Principal Stockholders" and "Certain Transactions."


     The Company was incorporated under the laws of the State of Delaware on May 1, 1996, and its activities to date have been limited. Certain administrative services are provided to the Company by TDA. The Company has funded itself since inception by initial minimal borrowing from TDA and selling 300,000 shares of its Common Stock and 300,000 Warrants in a private offering of the Company's securities (the "Private Placement"). The Company's executive office is located at 122 East 42nd Street, Suite 1116, New York, New York 10168, and its telephone number is (212) 986-6190. See "Business" and "Certain Transactions."

                               THE PUBLIC OFFERING

Securities Offered .........    1,500,000 shares of Common Stock and 1,500,000
                                Warrants. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $5.00 during the three year period commencing on the Effective Date. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain circumstances. See "Description of Securities."

Common Stock Outstanding
  Before Offering ...........   2,400,000 shares(1)

  After Offering ............   4,100,000 shares(2)


Use of Proceeds .............   To finance acquisitions of companies operating
                                primarily in the roofing supplies and related products industry, expand Eagle's operations and for working capital purposes, including general corporate purposes of the Company and Eagle. See
                                "Use of Proceeds," "Capitalization" and "Certain
                                Transactions."


Risk Factors ................   Investment in the Securities offered hereby
                                involves a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

__________ Symbols:(3)

  Common Stock ..............   __________

  Warrants ..................   __________W

----------
(1) Excludes 200,000 shares of Common Stock to be issued to TDA in connection with the Acquisition. See "Certain Transactions."

(2) Includes 200,000 shares of Common Stock to be issued to TDA in connection with the Acquisition but does not include (i) 225,000 shares of Common Stock, 225,000 Warrants and 225,000 shares of Common Stock underlying such Warrants subject to the Underwriter's Overallotment Option; (ii) 1,500,000 shares of Common Stock issuable upon the exercise of the Warrants; (iii) 300,000 shares of Common Stock issuable upon the exercise of the Company's outstanding Warrants; (iv) 300,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrant; and (v) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan of which 450,000 shares of Common Stock are reserved for options to be granted upon completion of the Public Offering. See "Management", "Certain Transactions," "Underwriting," "Description of Securities" and "Selling Securityholders."

(3) There is no assurance that a trading market will develop for the Company's Common Stock and Warrants or that, if developed, it will be sustained.

                             Summary Financial Data
                 (in thousands, except share and per share data)

                                                                                       Pro Forma
                                                Year Ended June 30,                    Year Ended
                                   ---------------------------------------------       June 30,
                                    1996      1995      1994      1993      1992       1996(5)
                                    ----      ----      ----      ----      ----       ----------
Statement of Operations Data(1):
Revenues ........................  $59,262   $50,483   $53,925   $66,552   $46,484   $   59,262
Gross Profit ....................   12,577     9,740    10,658    14,933     9,668       12,577
Income From Operations ..........    2,689       833       743     4,159     2,070        2,253
Net Income ......................    1,315       353       464     2,622     1,334        1,044
Pro Forma Net Income Per
Share ...........................                                                    $      .40
                                                                                     ==========
Pro Forma Weighted Average Number
of Shares Outstanding(2) ........                                                     2,600,000
                                                                                     ==========


                                         Eagle                                   The Company
                                        June 30,                                June 30, 1996
                    ----------------------------------------------    -----------------------------------
                                                                                     As            Pro
                     1996      1995      1994       1993      1992    Historical  Adjusted(3)    Forma(4)
                     ----      ----      ----       ----      ----    ----------  --------       -----
Balance Sheet
Data(1):
Working
Capital .........   $ 5,037   $ 5,665   $ 4,785   $ 5,963   $ 5,109      $ 294      $6,512      $11,333
Total Assets ....    17,973    17,831    12,947    17,190    12,582        300       6,518       21,781
Long-Term
Debt ............     5,164     6,290      --        --        --         --          --          5,164
Total Liabilities    14,261    14,338     9,385    13,450    10,136          6           6       14,269
Stockholders'
Equity ..........     3,711     3,493     3,562     3,720     2,447        294       6,512        7,512


----------
(1) Historical operating data was derived from the financial statements of Eagle because the Company was organized in May 1996 and has not had any operating activity to date.

(2) The pro forma weighted average number of shares outstanding includes the 2,100,000 shares of Common Stock issued in connection with the Company's initial capitalization, 300,000 shares issued in the Private Placement and 200,000 shares of Common Stock to be issued to TDA in connection with the Acquisition. The 200,000 shares to be issued to TDA in connection with the Acquisition are not included in the Securities offered hereby and have been valued at the public offering price of $5.00 per share which will approximate Eagle's historical aggregate net tangible book value at the date of the Acquisition. See "Certain Transactions," "Risk Factors" and the Financial Statements and the notes thereto.


(3) Reflects the Private Placement, the Public Offering of 1,500,000 shares of Common Stock and a like number of Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant and the application of the net proceeds therefrom but does not reflect the consummation of the Acquisition. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the notes thereto.

(4) Reflects the Private Placement, the Public Offering of 1,500,000 shares of Common Stock and a like number of Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant, the application of the net proceeds therefrom and the consummation of the Acquisition. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the notes thereto.

(5)  See Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative in nature, involves a high degree of risk and should not be made by any investor who cannot afford the loss of his entire investment. Each prospective purchaser should carefully consider the following risks and speculative factors associated with this offering, as well as other factors described elsewhere in this Prospectus, before making an investment.


     No Assurance of Profitable Operations of Eagle. Eagle has experienced substantial revenue fluctuations in the past. For Eagle's fiscal years ended June 30, 1993, 1994, 1995 and 1996 its revenues were $66,552,083, $53,925,373,
$50,483,469 and $59,262,226, respectively, and its net income for those periods were $2,621,939, $464,270, $352,589 and $1,315,035, respectively. Eagle's results of operations for its fiscal year ended June 30, 1994 were negatively impacted by a business slowdown following the prior year's increase in business resulting from Hurricane Andrew. Hurricane Andrew also caused a substantial increase in competition in the South Florida area resulting in the reduced profitability of Eagle's operations in South Florida and their discontinuance during Eagle's fiscal year ended June 30, 1994. Additionally, during Eagle's fiscal year ended June 30, 1995, Eagle's Jacksonville, Florida, distribution center was sold as a result of increased competition in that locale. Also, Eagle recently closed its distribution center in Fort Pierce, Florida, which opened in March of this year, as operating prospects for that center were not anticipated to be satisfactory to management. Also during Eagle's fiscal year ended June 30, 1996, the damage caused by hurricanes increased business for Eagle's distribution centers located in Pensacola and Panama City, Florida. The foregoing increase may result in a business slowdown in the future. There can be no assurance that unforeseen developments, increased competition, losses incurred by new businesses that may be acquired, weather phenomena and other circumstances may not have a material adverse affect on Eagle's operations in its current market areas of operations or areas into which Eagle's or the Company's operations may be expanded by acquisition or otherwise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements and the notes thereto.


     No Assurance of Continuing Credit Facility. Eagle has a bank revolving credit facility in the amount of $7,500,000, guaranteed by TDA, which will expire in December 1998. At June 30, 1996 Eagle had borrowed $5,163,529 under this credit facility which is collateralized by certain tangible and intangible assets of Eagle. Although the Company intends to seek an extension of Eagle's credit facility, there can be no assurance that the bank will extend the credit facility or that a replacement credit facility will be available to Eagle on acceptable terms. In the event Eagle is unable to extend the credit facility or obtain a suitable replacement credit facility, it will be materially adversely effected. See "Management Discussion and Analysis of Financial Condition and Results of Operations."


     Broad Discretion in Use of Proceeds; Unknown Acquisitions. The Company has broad discretion with respect to the specific allocation of a substantial portion of the net proceeds of the Public Offering. Such net proceeds are intended to be applied toward consummating acquisitions in accordance with the Company's business strategy, support Eagle's expansion efforts by the establishment of additional distribution centers and for working capital purposes. Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition or the establishment of new distribution centers for Eagle, there can be no assurance that the Company will properly or accurately ascertain all such risks. Management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and establishing new distribution centers. Locations selected for expansion efforts will be made at the discretion of management and will not be subject to stockholder approval. Additionally, the Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law and regulations, and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition. Thus, purchasers of the Securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investor must depend, with only limited information concerning management's specific intentions. Except for the Acquisition, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions, and there can be no assurance that any such acquisitions will be consummated. See "Use of Proceeds."

     The Wholesale Distribution of Roofing Supplies Business Subject to Economic and Other Changes. The wholesale distribution of roofing supplies industry is cyclical and is affected by weather and changes in general economic conditions. An economic downturn in one or more of the markets currently served by Eagle or to be served by the Company and/or Eagle as a result of acquisitions or expansion efforts could have a material adverse effect on the operations of the Company and/or Eagle.


     Vendors. Eagle distributes products manufactured by a number of major vendors. GAF Corporation, a supplier of residential and commercial roofing materials, is Eagle's largest supplier, accounting for approximately 19% and 21% of Eagle's purchases during Eagle's fiscal years ended June 30, 1995 and 1996, respectively. During Eagle's fiscal years ended June 30, 1995 and 1996, three other vendors' products accounted for an aggregate of approximately 19% and 17%, respectively, of Eagle's purchases.

Eagle has no written agreements with any of its vendors. Management believes that in the event of any interruption of product deliveries from any of its vendors, Eagle will be able to secure suitable replacement supplies on acceptable terms. However, there can be no assurance of the continued availability of supplies of residential and commercial roofing materials at acceptable prices or at all. See "Business."


     Competition. Eagle currently faces its principal competition in the wholesale distribution of roofing supplies from relatively smaller distributors but also faces competition from distribution centers of a number of multiregional and a national wholesale distributor of building products including roofing supplies which are larger than Eagle and have greater financial resources than Eagle. Eagle currently competes in the wholesale distribution of roofing supplies on the basis of competitive pricing, service, breadth of product line, prompt delivery, providing discounts for prompt payment and on the abilities of its personnel. There can be no assurance that Eagle will be able to continue to compete effectively with such competitors. During Eagle's last three fiscal years it has closed certain distribution centers as a result of such competition. See "-- No Assurance of Profitable Operations of Eagle" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The Company anticipates that it may experience competition from entities and individuals (including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals) which are well-established and have greater financial resources and more extensive experience than the Company and Eagle in connection with identifying and effecting acquisitions of the type sought by the Company. Many of such competitors possess greater financial, technical, personnel and other resources than the Company and Eagle, and there can be no assurance that the Company will be able to compete successfully in connection with identifying and effecting acquisitions of the type sought by the Company. The Company's and Eagle's combined financial resources will be limited in comparison to those of many of such competitors. Such competition could result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for such acquisitions. See "Business."


     Need for Additional Future Financing; Possible Additional Dilution and/or Financial Restrictions. The Company may require additional equity or debt financing in order to consummate an acquisition or for additional working capital if Eagle suffers losses or if the Company completes the acquisition of a business that subsequently suffers losses. Any additional equity financing that may be obtained may dilute the voting power and equity interests of the Company's stockholders. Any additional debt financing that may be obtained may impair or restrict the Company's ability to declare dividends or may impose financial restrictions on the Company's ability to make acquisitions or implement Eagle's expansion efforts. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected. See "Use of Proceeds."


     Unproven Business Strategy of the Company. Although the Company's Acquisition of Eagle will occur simultaneously with the closing of the Public Offering, the Company, which was only recently incorporated, has not yet commenced operations. A significant element of the Company's business strategy is to acquire additional companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. The Company's strategy is unproven and based on unpredictable and changing events. Although the Company believes that suitable candidates for potential acquisition exist, there can be no assurance that any acquisitions, if successfully consummated, will be successfully integrated into the Company's or Eagle's operations, will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to the Company and/or Eagle. In addition, if the Company is unable to manage growth effectively, the Company's operating results could be materially adversely effected. See "Business."

     Control by Management and TDA. Upon closing of the Public Offering and consummation of the Acquisition, TDA will own approximately 54% of the issued and outstanding Common Stock of the Company. Douglas P. Fields, the Company's Chief Executive Officer and Chairman of the Company's Board of Directors, is also Chairman of the Board of Directors, President and the Chief Executive Officer of TDA as well as a principal stockholder of TDA. Frederick M. Friedman, the Executive Vice President, Treasurer, Secretary and a Director of the Company is also the Executive Vice President, Chief Financial Officer, Treasurer and a Director of TDA as well as a principal stockholder of TDA. John E. Smircina is a Director Nominee of the Company and a director of TDA. Accordingly, Messrs. Fields, Friedman and Smircina will control approximately 54% of the issued and outstanding shares of Common Stock of the Company after the closing of the Public Offering and consummation of the Acquisition. As a result, the foregoing officers and directors, if they were to act in concert, would be in a position to control the composition of the Board of Directors of the Company, and, therefore the business, policies and affairs of the Company and the outcome of issues which may be subject to a vote of the Company's stockholders. See "Principal Stockholders," "Management" and "Certain Transactions."

     Potential Conflicts of Interest. Certain executive officers and directors of the Company are also officers, directors and/or principal stockholders of TDA and its affiliates and, consequently, may be able, through TDA and its affiliates, to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. Eagle has been dependent on TDA for certain administrative services. Following completion of the Public Offering and the consummation of the Acquisition, TDA will provide the Company with certain administrative services. The Company does not intend to enter into any material transactions with TDA or its affiliates in the future unless such transaction is fair and reasonable to the Company. Notwithstanding the foregoing, there can be no assurance that future transactions, if any, will not result in conflicts of interest which will be resolved in a manner favorable to the Company. See "-- Control by Management and TDA," "Management," "Principal Stockholders" and "Certain Transactions."

     Dependence Upon Key Personnel; Conflicts of Interest. The Company's and Eagle's success may depend upon the continued contributions of Eagle and its officers. The Company and Eagle have five executive officers, only two of whom, Messrs. Fields and Friedman, will be subject to employment agreements effective upon completion of the Public Offering. Mr. Fields is the Company's and Eagle's Chief Executive Officer and the Chairman of their Board of Directors. Mr. Friedman is the Company's and Eagle's Executive Vice President, Treasurer and Secretary. Thomas W. Havnes, Lewis G. Marshall and Donald G. Morris, the Company's President, Controller and Vice President-Operations, respectively, and similar officers of Eagle are not subject to employment agreements. The business of the Company could be adversely affected by the loss of services of Messrs. Fields and Friedman. Additionally, the employment agreements to be entered into with Messrs. Fields and Friedman will not require either of the them to devote a specified amount of time to the Company's affairs. Each of Messrs. Fields and Friedman have significant business interests outside of the Company, including but not limited to TDA and its subsidiaries. Accordingly, Messrs. Fields and Friedman may have conflicts of interest in allocating time among various business activities. There can be no assurance that any such conflicts will be resolved in a manner favorable to the Company. See "Management."

     Transactions With And For the Benefit of Affiliates. Messrs. Fields and Friedman, the Company's Chief Executive Officer and Chairman of its Board of Directors; and Executive Vice President, Treasurer, Chief Financial Officer and a Director of the Company, respectively, are also executive officers, directors and principal stockholders of TDA and will benefit or may be deemed to benefit, directly or indirectly, from Eagle's transactions with TDA. See "Management" and "Principal Stockholders."

     Eagle has a bank revolving credit facility in the amount of $7,500,000, guaranteed by TDA. During Eagle's June 30, 1995 fiscal year, Eagle used its borrowings under this revolving credit facility to repay $2,325,533 of its indebtedness to TDA and to advance $3,308,681 to TDA. Upon completion of the Public Offering, a significant portion, if not all, of TDA's indebtedness to Eagle will be dividended from Eagle to TDA in the form of cancellation of such indebtedness, with Eagle retaining $1,000,000 in net tangible book value. To the extent TDA's indebtedness to Eagle is so cancelled, TDA will directly, and Messrs. Fields and Friedman will indirectly, derive a benefit. During Fiscal 1995 and 1996, Eagle made dividend payments to TDA of $421,535 and $1,097,000, respectively. After June 30, 1996, Eagle has continued to make dividend payments of approximately $150,000 per month to TDA. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management" and "Certain Transactions."


     TDA, through a wholly-owned subsidiary, has rented to Eagle the premises for several of Eagle's distribution facilities and Eagle's executive offices. Upon completion of the Public Offering and the consummation of the Acquisition, Eagle and TDA intend to enter into lease agreements which will provide rental arrangements for such facilities which the Company believes to be fair and reasonable to Eagle. See "Business," "Certain Transactions" and Financial Statements and the notes thereto.

     Eagle is responsible to make payments due on mortgages underlying its Birmingham, Alabama and Pensacola, Florida distribution centers. Such properties are owned by a wholly-owned subsidiary of TDA. Such mortgages require "balloon" payments for the Birmingham, Alabama and the Pensacola, Florida realty in April 1999 and March 1997, respectively. TDA's wholly-owned subsidiary which owns these properties intends to obtain replacement financing when the "balloon" payments are due. There can be no assurance that such financing will be available on acceptable terms. Eagle also remains responsible for lease payments to a TDA subsidiary under a lease for Eagle's former distribution center in Fort Lauderdale, Florida, including a "balloon" payment due on May 1, 1999, the lease expiration date, relating to industrial revenue bonds used to acquire and develop the Fort Lauderdale, Florida realty. Eagle presently subleases this property to an unrelated third party. In the event the unrelated third party subleasee fails to perform its obligations under the sublease and/or a new sublease cannot be secured on equivalent terms upon the expiration of the sublease, Eagle is required to make rental payments to the TDA subsidiary, and, in any event, will be required to make the "balloon" payment. However, through June 30, 1995, Eagle had been making pro-rata payments upon the "balloon" payment to the TDA subsidiary owning the Fort Lauderdale, Florida realty, and these payments, together with anticipated sublessee rental payments, are currently projected to fully fund the "balloon" payment. The foregoing anticipated sublessee rental payments assume the execution and performance by the sublessee of a negotiated, but unsigned, extension of the sublease. Upon completion of the Public Offering and as part of the Acquisition, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payments that Eagle is required to make which are in excess of its obligations under its leases for the foregoing properties. In the event of the failure of Eagle, TDA and/or TDA's subsidiary to perform Eagle's obligations under said mortgages and lease, Eagle could be subject to substantial judgments that would have a material adverse effect on Eagle and its financial condition.

     The mortgage underlying Eagle's Birmingham, Alabama, distribution center requires monthly payments of approximately $4,700 through March 1999 and a "balloon" payment of approximately $440,000 on that date. The mortgage underlying Eagle's Pensacola, Florida, distribution center requires monthly payments of approximately $4,800 through March 1997 and a "balloon" payment of approximately $361,000 on that date. The lease for Eagle's former Fort Lauderdale, Florida, distribution center requires variable monthly payments and a "balloon" payment of approximately $580,000 on May 1, 1999.


     Upon completion of the Public Offering and consummation of the Acquisition, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA, and Messrs. Fields' and Friedman's employment agreements with the Company and Eagle will become effective. See "Business," "Management," "Certain Transactions" and Financial Statements and the notes thereto.


     Dilution. As a result of the sale of the Securities offered in the Public Offering and the consummation of the Acquisition, there will be immediate and substantial dilution to public investors in that the pro forma net tangible book value per share of the Company's Common Stock after the Public Offering and consummation of the Acquisition will be approximately $1.83 per share, or approximately $3.17 (63%) less than the $5.00 Public Offering price per share. All of the Company's present stockholders purchased their shares at a price substantially less than the Public Offering price per share. See "Dilution."


     Prior Absence of Written Leases with Affiliates; Written Leases to be Entered Into. Several of Eagle's distribution centers are leased from a subsidiary of TDA on a month to month basis without formal written lease agreements. Upon completion of the Public Offering and consummation of the Acquisition, the subsidiary of TDA and Eagle intend to enter into written leases for such distribution centers. Although the written leases are expected to be on substantially equivalent economic terms as Eagle's prior oral agreements, the written leases will be for ten (10) year terms. As a result, Eagle will then be committed to pay rent for such distribution centers for said ten (10) year terms while in the past it had no such obligation. See "Business."


     No Assurance of Public Market; Determination of Offering Price. Prior to the offering, there has been no market for any of the Company's securities. The initial public offering price of the Securities and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and such prices and terms are not necessarily related to the Company's asset value, net worth or other established criteria of value. In addition, there can be no assurance that a trading market will develop after the Public Offering for any of the Company's Securities or that, if developed, it will be sustained. See "Underwriting."

     Shares Eligible for Future Sale. In general, under Rule 144, a person which has satisfied a two-year holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person which is not an affiliate of an issuer and which has satisfied a three-year holding period. The holders of approximately 2,300,000 and 300,000 shares of the Company's Common Stock, after giving effect to the Acquisition, have agreed not to sell shares of the Company's Common Stock owned by them on the date hereof for a period of two years and fifteen months, respectively from the date of this Prospectus, and as to said approximate 2,300,000 shares, without the prior written consent of the Underwriter.

     After giving effect to the Acquisition, the Company will have 2,600,000 shares of Common Stock outstanding that are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company also has outstanding Warrants to purchase 300,000 shares of Common Stock which Warrants and shares of Common Stock underlying the Warrants are being registered under the Registration Statement of which this Prospectus forms a part for sale by the Selling Securityholders. Investors should be aware that sales of the Company's securities may have a depressive effect on the price of the Company's securities in any market which may develop for such securities. See "-- Effect of Options, Warrants and Registration Rights," "Shares Eligible for Future Sale" and "Selling Securityholders."

     Effect of Options, Warrants and Registration Rights. For the respective terms of the Underwriter's Warrant and Warrants sold as part of the Public Offering and issued by the Company in the Private Placement and any options granted and that may be granted by the Company under the Company's stock option plan, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the exercise periods of said warrants and options may be adversely effected by the existence of such warrants, options and plan. The holders of options or warrants to purchase Common Stock may exercise such options or warrants at a time when the Company might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the Underwriter's Warrant have demand and "piggyback" registration rights with respect to their securities. In connection with the Acquisition, TDA will be granted "piggyback" registration rights with respect to the 200,000 shares of the Company's Common Stock to be acquired thereby. Exercise of such registration rights may involve substantial expense to the Company. See "Management," "Certain Transactions," "Description of Securities," "Underwriting" and "Selling Securityholders."

     No Cash Dividends. The Company has not paid any dividends to date. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's and Eagle's business operations. See "Description of Securities."

     Issuance of Preferred Stock; Anti-Takeover Provisions. The Company's Certificate of Incorporation permits its directors to designate the terms of and issue shares of preferred stock. The issuance of shares of preferred stock by the Board of Directors could adversely effect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. Although the Company has no present intention to issue shares of preferred stock, the issuance thereof might render it more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, proxy contest or the removal of incumbent management, even if such actions would be in the best interest of the Company's stockholders. See "Description of Securities."

     Directors' Liability Limited. The Company's Certificate of Incorporation provides that its directors will not be held liable to the Company or its stockholders for monetary damages upon breach of a director's fiduciary duty with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. See "Management."

     Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company at a redemption price of

$.25 per Warrant upon 30 days prior written notice if the market price (as herein defined) of the Common Stock averages at least $10.00 per share for 30 consecutive trading days ending within 10 days of the notice. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price for the Warrants when they might otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities."

     Current Prospectus and Blue Sky Registration Required to Exercise Warrants. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the warrantholders reside. Although the Company intends to maintain such a current prospectus and to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Common Stock and Warrants are to be offered, there is no assurance that it will be able to do so. The Warrants may be deprived of any value if the current prospectus encompassing the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the states in which warrantholders reside. See "Description of Securities."

                                    DILUTION

     The initial offering price per share of Common Stock is substantially higher than the average price per share paid by the Company's existing stockholders. Based on an initial public offering price of $5.00 per share, purchasers of the Common Stock in the Public Offering will experience an immediate and substantial dilution in net tangible book value of approximately 63% or $3.17 per share. For the purposes of this discussion, it is assumed that no Warrants will be exercised, and, accordingly, no value is attributed to the Warrants.

     The following table presents certain information concerning the net tangible book value per share of the Company's Common Stock as of June 30, 1996, as adjusted to give effect to the sale of 1,500,000 shares of Common Stock by the Company in the Public Offering (at an initial public offering price of $5.00 per share and after deducting the estimated underwriting discounts and estimated offering expenses payable by the Company) and the consummation of the
Acquisition:


Initial public offering price........................            $5.00    $5.00
                                                                          -----
     Net tangible book value per share
     before the Public Offering and the
     Acquisition(1)..................................    $.12
     Increase per share attributable
     to new investors ...............................    1.55
                                                         ----
Pro forma net tangible book value per
     share after the Public Offering and
    before the Acquisition...........................             1.67     1.67
                                                                 -----
Dilution per share to new investors
     before the Acquisition..........................            $3.33
                                                                 =====
Increase per share attributable to the
     Acquisition.....................................                       .16
                                                                          -----
Pro forma net tangible book value per
    share after the Public Offering
    and the Acquisition..............................                      1.83
                                                                          -----
Total dilution per share to new
    investors(2).....................................                     $3.17
                                                                          =====


----------
(1) Net tangible book value per share is determined by dividing the Company's net tangible book value (total assets less intangible assets and total liabilities) at June 30, 1996 by the number of shares of Common Stock then outstanding.

(2) Dilution per share is determined by subtracting pro forma net tangible book value per share after the Public Offering and the Acquisition from the initial public offering price per share. The foregoing table also assumes no exercise of the Underwriter's Warrant or options to purchase 450,000 shares of Common Stock to be granted upon the closing of the Public Offering pursuant to the Company's 1996 Stock Option Plan.

     In the event the Underwriter exercises its Overallotment Option in full, the pro forma net tangible book value per share would be $1.97 which would result in dilution to new investors of $3.03 per share.

     The following table sets forth, on a pro forma basis as of the date of this Prospectus, the respective positions of the Company's existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by the existing stockholders and by the new investors with respect to the 1,500,000 shares of Common Stock to be issued by the Company at an initial public offering price of $5.00 per share.

                      Shares Purchased        Total Consideration
                      ----------------        -------------------     Average
                               Approximate              Approximate   Price
                    Number     Percent      Amount      Percent       Per Share
                    ------     -------      ------      -------       ---------
Existing
  stockholders(1)   2,600,000      63%      $1,300,210      15%         $ .50
New investors       1,500,000      37%       7,500,000      85%         $5.00
                    ---------     ----      ----------     ----
    Total........   4,100,000     100%      $8,800,210     100%

----------
(1) Includes 200,000 shares of Common Stock to be issued to TDA in connection with the Acquisition. The value of the shares issued in connection with the Acquisition will approximate Eagle's historical aggregate net tangible book value at the date of the Acquisition.

     The foregoing table assumes no exercise of any Warrants or options to purchase 450,000 shares of Common Stock to be granted upon the closing of the Public Offering pursuant to the Company's 1996 Stock Option Plan.

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of 1,500,000 shares of Common Stock and 1,500,000 Warrants offered hereby are estimated to be approximately $6,218,125 ($7,221,343 if the Underwriter's Overallotment Option is exercised in full) after deducting underwriting commissions and discounts and other expenses of the Public Offering. The Company expects to use the net proceeds over the next twelve to twenty-four months approximately as follows:

                                                Approximate         Approximate
                                               Dollar Amount       Percentage of
Application of Net Proceeds                   of Net Proceeds       Net Proceeds
---------------------------                   ---------------      -------------
Finance the cash portion of
potential acquisitions(1)...................     $2,487,250           40%

Expand Eagle's distribution centers(2)......     $2,176,344           35%

Equipment purchases(3)......................     $  310,906            5%

Working capital ............................     $1,243,625           20%
                                                 ----------           ---

      Total ................................     $6,218,125          100%

----------
(1) Represents the approximate amount that may be used to fund the potential acquisition of businesses in accordance with the Company's current strategy which is subject to change from time to time.

(2) Represents the approximate amount that may be used to expand Eagle's operations which is subject to change from time to time. The Company estimates that the foregoing allocation will be sufficient to enable Eagle to establish approximately six new distribution centers and will be used to carry accounts receivable, purchase inventory, fixed assets, leasehold improvements and office equipment.


(3) To be used to purchase trucks, forklifts and similar equipment to support additional distribution centers for Eagle.


The Company currently estimates that the net proceeds of the Public Offering will be sufficient to fund its planned operations, including the cash portion of potential acquisitions, if any, and expansion efforts for approximately twelve to twenty-four months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts and on the number of acquisitions, if any, that the Company consummates during the next twelve to twenty-four months and the portion of the purchase price of such acquisitions paid in cash. In addition, the Company may require additional financing prior to or following such period if Eagle suffers losses or if the Company effects the acquisition of a business that subsequently suffers losses. The Company has no commitments or arrangements for any such additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. If required, the Company may seek to finance the purchase price of acquisitions by purchase money indebtedness, asset-based financing and/or issuances of its own securities; and to open additional Eagle distribution centers by obtaining short-term vendor inventory financing (inventory purchased on extended payment terms), asset-based financing and/or equipment leasing/financing. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.


     The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Public Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business or Eagle's business and the results of the Company's or Eagle's activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company is unable to fund the cash portion of potential acquisitions with the net proceeds allocated above, Eagle suffers losses or the Company completes an acquisition that subsequently suffers losses, the Company may draw upon the net proceeds of the Public Offering allocated to expand the number of Eagle's distribution centers, purchase equipment to support that expansion and/or working capital. The Company estimates that the net proceeds of the Public Offering allocated to expand the number of Eagle's distribution centers and purchase equipment to support that expansion will be sufficient to establish approximately six new distribution centers at an average cost of approximately $415,000 for each new distribution center. In the event the per distribution center costs are greater than estimated, Eagle may establish less than six new distribution centers, the Company may seek vendor financing of inventory, asset-based financing and/or equipment leasing/financing, or draw upon the net proceeds of the Public Offering allocated to working capital. In the event the per distribution center costs are less than estimated, a portion of the net proceeds of the Public Offering allocated for such purposes will be reallocated to finance acquisitions. In order to conduct its proposed expansion, the Company intends to use a significant portion of the net proceeds of the Public Offering for the acquisition of businesses or assets that are consistent with the Company's current strategy, which is subject to change from time to time. With the exception of the Acquisition, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions nor has it identified or negotiated with any potential acquisition candidates, and there can be no assurance that any acquisitions will be consummated.


     Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of the Overallotment Option or any of the Warrants will be used to finance potential acquisitions or for working capital. There can be no assurance that the Overallotment Option or any of the Warrants will be exercised.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1996 (i) on an actual basis, (ii) as adjusted to give effect to the Private Placement and the Public Offering of 1,500,000 shares of Common Stock and a like number of Warrants at initial public offering prices of $5.00 per share and $.125 per Warrant and the application of the net proceeds therefrom and (iii) on a pro forma basis, assuming the consummation of the Acquisition as of such date. The Acquisition will be treated as a combination of entities under common control similar to the pooling-of-interests method of accounting. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the "Unaudited Pro Forma Condensed Consolidated Balance Sheet," "Certain Transactions" and the Financial Statements and the notes thereto included elsewhere in this Prospectus.


                                                  June 30, 1996
                                         --------------------------------
                                         Actual    As Adjusted  Pro Forma
                                         ------    -----------  ---------
Long-Term Debt .....................     $  --       $  --       $ 5,164
                                         =======     =======     =======
Stockholders' Equity:
  Preferred Stock, $.0001 par value;
  2,000,000 shares authorized; no
  shares issued and outstanding ....     $  --       $  --       $  --
Common Stock, $.0001 par value;
  15,000,000 shares authorized;
  2,400,000 shares issued and
  outstanding (actual);
  3,900,000 shares issued and
  outstanding (as adjusted)(1);
  4,100,000 shares issued and
  outstanding (pro forma)(2)(3) ....       --(4)           2           2
Additional Paid-in Capital .........         294       6,510       7,510
Retained Earnings ..................        --          --          --
     Total Stockholders' Equity ....         294       6,512       7,512
                                         -------     -------     -------
     Total Capitalization ..........     $   294     $ 6,512     $12,676
                                         =======     =======     =======


----------
(1) Includes 300,000 shares issued in connection with the Private Placement and 1,500,000 shares of Common Stock to be issued in the Public Offering.


(2) Includes, in the pro forma column, 200,000 shares of Common Stock to be issued to TDA simultaneously with the closing of the Public Offering in connection with the Acquisition. See "Certain Transactions."

(3) Does not include (i) 225,000 shares of Common Stock and 225,000 Warrants and 225,000 shares of Common Stock underlying such Warrants subject to the Underwriter's Overallotment Option; (ii) 1,500,000 shares of Common Stock issuable upon the exercise of the Warrants; (iii) 300,000 shares of Common Stock issuable upon the exercise of the Company's outstanding Warrants;
     (iv) 300,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrant; and (v) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan of which 450,000 shares of Common Stock are reserved for options to be granted upon completion of the Public Offering. See "Management," "Underwriting," "Description of Securities" and "Selling Securityholders."

(4)  Amounts are less than $1,000.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of certain adjustments to the historical financial statements of the Company and Eagle that would result from the completion of the Private Placement, the Public Offering and the Acquisition and are presented as if these transactions had occurred on the first day of the earliest period presented in the Unaudited Pro Forma Condensed Consolidated Statements of Operations and the last day of the third quarter of the current fiscal year for the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

     The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and also in conjunction with the respective audited and unaudited historical financial statements and notes thereto of the Company and Eagle appearing elsewhere herein.

     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent the actual results and financial position of the consolidated entities had the Private Placement, the Public Offering and the Acquisition occurred on the dates described above, nor are they necessarily indicative of the future operating results or financial position of the consolidated entities after the Private Placement, the Public Offering and the Acquisition.

     The Acquisition will be accounted for as the combining of two entities under common control similar to the pooling-of-interests method of accounting with the net assets of Eagle recorded at historical carryover values. The 200,000 shares of Common Stock to be issued to TDA will be recorded at Eagle's historical book value at the date of the Acquisition. Accordingly, this transaction will not result in any re-evaluation of Eagle's assets or the creation of goodwill.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                         June 30, 1996
                                      ---------------------------------------------------------
                                      Eagle Supply    Eagle           Pro Forma
                                       Group, Inc. Supply, Inc.      Adjustments      Pro Forma
                                       ----------- ------------      -----------      ---------
                                                Historical
                                        -----------------------
ASSETS

CURRENT ASSETS:                                                      $  6,218 (1)
  Cash                                  $    244     $    198            (216)(2)     $  6,444
  Accounts and notes receivable-net         --          8,292            --              8,292
  Inventories                               --          4,826            --              4,826
  Deferred tax asset                        --            194            --                194
  Stock Subscription Receivable               56         --              --                 56
  Other current assets                      --            536            --                536
                                        --------     --------        --------         --------
      Total current assets                   300       14,046           6,002           20,348
DUE FROM TDA INDUSTRIES, INC                --          2,495          (2,495)(2)         --
  AND AFFILIATED COMPANIES
IMPROVEMENTS AND EQUIPMENT - Net            --          1,433            --              1,433
                                        --------     --------        --------         --------
                                        $    300     $ 17,974        $  3,507         $ 21,781
                                        ========     ========        ========         ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
CURRENT LIABILITIES:
  Accounts Payable                      $   --       $  8,194        $   --           $  8,194

  Loans payable stockholder                    6         --              --                  6
  Accrued expenses and other
    current liabilities                     --            815            --                815
                                        --------     --------        --------         --------
      Total current
        liabilities                            6        9,009            --              9,015
LONG TERM DEBT                              --          5,164            --              5,164
DEFERRED TAX LIABILITY                      --             90            --                 90
                                        --------     --------        --------         --------
      Total liabilities                        6       14,263            --             14,269
                                        --------     --------        --------         --------
STOCKHOLDERS' EQUITY:
  Preferred shares                          --           --              --               --

  Common shares                             --  (3)        59            --   (1)(3)      --
                                                                          (59)(2)
  Additional paid-in capital                 294        1,000           6,216            7,510
  Retained earnings                         --          2,652          (2,652)(2)         --

      Total stockholders' equity             294        3,711           3,507            7,512
                                        --------     --------        --------         --------
                                        $    300     $ 17,974        $  3,507         $ 21,781
                                        ========     ========        ========         ========


     See notes to unaudited pro forma condensed consolidated balance sheet.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Reflects the Public Offering of 1,500,000 shares of Common Stock at an offering price of $5.00 per share and 1,500,000 Warrants at an offering price of $.125 per Warrant including the application of cash toward the aggregate offering expenses of approximately $1,469,375 and the application of the net proceeds therefrom. See "Underwriting" and "Use of Proceeds."


(2) Reflects the consummation of the Acquisition. Upon the closing of the Public Offering, TDA's indebtedness to Eagle will be dividended by Eagle to TDA through the cancellation of such indebtedness, with Eagle retaining $1,000,000 in net tangible book value. See "Risk Factors" and "Certain Transactions."


(3)  Amounts are less than $1,000.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                                Year Ended June 30, 1996
                              --------------------------------------------------------------
                              Eagle Supply       Eagle          Pro Forma
                              Group, Inc.(5)  Supply, Inc.     Adjustments         Pro Forma
                              --------------  ------------     -----------         ---------
                                       Historical
                              ----------------------------
Revenues                        $     --       $   59,262      $     --           $   59,262
Cost of Goods Sold                    --           46,685            --               46,685
                                ----------     ----------      ----------         ----------
Gross Profit                          --           12,577            --               12,577
                                ----------     ----------      ----------         ----------
Operating Expenses                    --            9,129             400(1)           9,529
Intercompany Charges                  --              759              36(2)             795
                                ----------     ----------      ----------         ----------
                                      --            9,888             436             10,324
                                ----------     ----------      ----------         ----------
Income from Operations                --            2,689            (436)             2,253
Interest Expense - Net                --             (581)           --                 (581)
                                ----------     ----------      ----------         ----------
Income before Provision               --            2,108            (436)             1,672
  for Income Taxes
Provision (Credit) for                --              793            (165)(3)            682
  Income Taxes
                                ----------     ----------      ----------         ----------
Net Income (Loss)               $     --       $    1,315      $     (271)        $    1,044
                                ==========     ==========      ==========         ==========

Pro Forma Income per Common
Share(4)                                                                          $      .40
                                                                                  ==========
Pro Forma Weighted Average
Number of Common Shares
Outstanding(4)                                                                     2,600,000
                                                                                  ==========


                   See notes to unaudited pro forma condensed
                     consolidated statements of operations.

                          NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1) To reflect employment agreements for Messrs. Fields and Friedman which become effective upon closing of the Public Offering and consummation of the Acquisition. See "Management" and "Certain Transactions."

(2) To reflect the administrative services agreement with TDA for office space and administrative services to be entered into upon completion of the Public Offering and consummation of the Acquisition.

(3)  To reflect income taxes relating to the foregoing adjustments.

(4) Income per Common Share is based on the weighted average number of shares outstanding and includes 2,100,000 shares issued in connection with the Company's initial capitalization, 300,000 shares issued as part of the Company's Private Placement and 200,000 shares to be issued to TDA in connection with the Acquisition. The computation excludes 1,500,000 shares to be issued in connection with the Public Offering. The Underwriter's Warrant and options to be granted upon the closing of the Public Offering pursuant to the Company's 1996 Stock Option Plan are not dilutive and have not been included. See "Risk Factors" and "Certain Transactions".


(5) The Company was formed on May 1, 1996 and has not had any operations through June 30, 1996.

                         SELECTED FINANCIAL INFORMATION
                 (in thousands, except share and per share data)

     The selected financial information presented below should be read in conjunction with the Company's and Eagle's financial statements and the notes thereto and the unaudited pro forma condensed consolidated financial statements included elsewhere herein. The statement of operations data with respect to the years ended June 30, 1996, 1995 and 1994 and the balance sheet data at June 30, 1995 and 1994 are derived from, and are qualified by reference to, Eagle's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, included elsewhere in this Prospectus. The statement of operations data with respect to the years ended June 30, 1993 and 1992 and the balance sheet data at June 30, 1994, 1993 and 1992 are derived from Eagle's audited financial statements not included in this Prospectus. The selected financial information (Pro Forma) is derived from the unaudited selected pro forma condensed consolidated financial statements appearing elsewhere herein. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Unaudited Pro Forma Condensed Consolidated Financial Statements."

                                                                                                     Pro Forma
                                                         Year Ended June 30,                         Year Ended
                                         -----------------------------------------------------       June 30,
                                          1996        1995        1994        1993        1992       1996(5)
                                          ----        ----        ----        ----        ----       ----------
Statement of Operations Data(1):
Revenues ...........................     $59,262     $50,483     $53,925     $66,552     $46,484     $   59,262
Gross Profit .......................      12,577       9,740      10,658      14,933       9,668         12,577
Income From Operations .............       2,689         833         743       4,159       2,070          2,253
Net Income .........................       1,315         353         464       2,622       1,334          1,044
Pro Forma Net Income Per
Share ..............................                                                                 $      .40
                                                                                                     ==========
Pro Forma Weighted Average Number of
Shares Outstanding(2) ..............                                                                  2,600,000
                                                                                                     ==========

                                             Eagle                                          The Company
                                            June 30,                                       June 30, 1996
                       --------------------------------------------------       -------------------------------------
                                                                                                 As            Pro
                       1996       1995       1994         1993       1992       Historical    Adjusted(3)    Forma(4)
                       ----       ----       ----         ----       ----       ----------    --------     ----------
Balance Sheet
Data(1):

Working
Capital.............. $5,037     $5,665     $4,785       $5,963     $5,109         $294        $6,512        $11,333

Total Assets........  17,973     17,831     12,947       17,190     12,582          300         6,518         21,781

Long-Term
Debt.................  5,164      6,290         --           --         --           --            --          5,164

Total Liabilities...  14,261     14,338      9,385       13,450     10,136            6             6         14,269

Stockholders'
Equity...............  3,711      3,493      3,562        3,720      2,447          294         6,512          7,512


----------
(1) Historical operating data was derived from the financial statements of Eagle because the Company was organized in May 1996 and has not had any operating activity to date.


(2) The pro forma weighted average number of shares outstanding includes the 2,100,000 shares of Common Stock issued in connection with the Company's initial capitalization, 300,000 shares issued in the Private Placement and 200,000 shares of Common Stock to be issued to TDA in connection with the Acquisition. The 200,000 shares to be issued to TDA in connection with the Acquisition are not included in the Securities offered hereby and have been valued at the public offering price of $5.00 per share which will approximate Eagle's historical net aggregate net tangible book value at the date of the Acquisition. See "Certain Transactions," "Risk Factors" and the Financial Statements and the notes thereto.


(3) Reflects the Private Placement, the Public Offering of 1,500,000 shares of Common Stock and a like number of Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant and the application of the net proceeds therefrom. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the notes thereto.

(4) Reflects the Private Placement, the Public Offering of 1,500,000 shares of Common Stock and a like number of Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant, the application of the net proceeds therefrom and the consummation of the Acquisition. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the notes thereto.

(5)  See Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

Introduction


     The Company was recently organized (May 1, 1996) to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisition. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business. Eagle, which was founded in Florida in 1905, distributes roofing supplies and related products to contractors and subcontractors engaged in commercial and residential roofing repair and the construction of new residential and commercial properties using its own direct sales force. Historically, Eagle has not entered into any arrangements with its customers on an exclusive or "firm" basis. In connection with the Acquisition, TDA will be issued 200,000 shares of the Company's Common Stock. The foregoing number of shares of the Company's Common Stock was determined by reference to the per share Public Offering price of $5.00 per share. Such shares will be recorded at Eagle's historical net book value at the date of the Acquisition. Additionally, as part of the Acquisition, TDA guarantees that Eagle will have a net tangible book value of $1,000,000, with TDA retaining Eagle's net tangible book value in excess of that amount. If effected as of June 30, 1996, the amount of such dividend would have been approximately $2,711,000. Any portion of TDA's indebtedness to Eagle, which was approximately $2,495,000 at June 30, 1996, not so cancelled will be paid to Eagle by TDA within 45 days of the closing of the Public Offering and consummation of the Acquisition. Conversely, if on the closing of the Public Offering and consummation of the Acquisition, Eagle has any indebtedness to TDA, such indebtedness will be paid to TDA within that same 45 day period. In the past, a subsidiary of TDA has leased to Eagle several of Eagle's distribution centers on a month to month basis pursuant to oral agreements. Rent expense for these distribution centers was approximately $709,000 for Eagle's fiscal year ended June 30, 1996. Upon completion of the Public Offering and consummation of the Acquisition, Eagle will enter into ten (10) year leases for said distribution centers. Although the written leases are to be on substantially similar economic terms as the past oral agreements, Eagle will then be committed to pay rent for these distribution centers for a minimum of ten (10) years. At that same time, the Company will enter into (a) five-year employment agreements with its Chairman of the Board and Chief Executive

Officer and its Executive Vice President, Treasurer and Secretary, pursuant to which each of such persons, who are also executive officers and directors of TDA, will receive a salary of $200,000 per year plus substantial additional benefits, although neither of them have committed any specified amount of time to the Company's affairs; and (b) a month to month administrative services agreement with TDA requiring a $3,000 monthly payment to TDA. Furthermore, as part of the Acquisition, TDA or its relevant subsidiaries will agree to indemnity Eagle for any payment that Eagle will be required to make pursuant to mortgages underlying Eagle's Birmingham, Alabama, and Pensacola, Florida, distribution centers and the mortgage and lease underlying Eagle's former Fort Lauderdale, Florida, distribution center. See "Certain Transactions." Upon consummation of the Acquisition, Eagle will become a wholly-owned subsidiary of the Company and will constitute the sole business operations of the Company until and unless the Company consummates additional acquisitions.


     The Company has funded itself since inception by initial minimal borrowings from TDA and selling 300,000 shares of its Common Stock and 300,000 Warrants in the Private Placement pursuant to which the Company derived aggregate gross proceeds of $300,000.

Results of Operations of Eagle

Fiscal Year Ended June 30, 1996 Compared to Fiscal Year
  Ended June 30, 1995


     Revenues of Eagle during the fiscal year ended June 30, 1996 increased by approximately $8,779,000 (17.4%) compared to the 1995 fiscal year. This increase was primarily due to revenues in the aggregate amount of approximately $4,057,000 generated from new branches opened during fiscal 1996, improvement in business in market areas served by seasoned branches, and additional business resulting from Hurricane Opal. The 1995 fiscal year includes revenues of approximately $4,625,000 from a branch that was sold as of June 30, 1995.


     At June 30, 1996, Eagle had ten distribution centers in operation for at least one year ("Operating Centers"). Eagle's Operating Center revenue during the fiscal year ended June 30, 1996 increased by approximately $9,327,000 (20.3%) from the fiscal year ended June 30, 1995. This increase in Operating Center revenue may be attributed to an improvement in business in general and the additional business resulting from the hurricane damage occurring in Florida in the late summer and fall of 1995.


     Cost of goods sold increased between the fiscal years 1996 and 1995 at a lesser rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues decreased to 78.8% in the fiscal year 1996 from 80.7% in the fiscal year 1995, and, accordingly, gross profit as a percent-age of revenues increased to 21.2% in the fiscal year 1996 from 19.3% in the fiscal year 1995. This increase in gross profit margin may be attributed primarily to the increase in fiscal 1996 in sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors. The Company's management is unable to determine if Eagle's increase in revenues during Eagle's fiscal year ended June 30, 1996, as compared to its fiscal year ended June 30, 1995, was the result of unit price increases to any significant extent as opposed to increased sales volume.


     The Company's management is unable to predict if sales to Eagle's customers out of warehouse inventory is a trend that will continue in the future.



     Operating expenses increased by approximately $981,000 (11%) between the fiscal years 1996 and 1995 at a lesser rate than the increase in revenues between these fiscal years. Operating expenses in fiscal 1995 includes approximately $1,064,000 of operating expenses attributable to the branch that was sold as of June 30, 1995; and fiscal 1996 includes approximately $1,007,000 of start-up costs and expenses attributable to new branch operations, and increased operating expenses in the aggregate amount of approximately $1,039,000 comprised primarily of payroll and related costs and transportation expenses directly related to the increase in business in fiscal 1996. Operating expenses as a percentage of revenues were 16.7% in the fiscal year 1996 compared to 17.6% in the fiscal year 1995.

     Interest expense increased by approximately $316,000 between fiscal 1996 and 1995. Interest expense in fiscal 1995 is for less than a full year since borrowings under Eagle's revolving credit facility commenced in December 1994. See "-- Liquidity and Capital Resources."

Fiscal Year Ended June 30, 1995 Compared to Fiscal Year
  Ended June 30, 1994

     Revenues of Eagle during the fiscal year ended June 30, 1995 decreased by approximately $3,442,000 (6.4%) compared to the 1994 fiscal year. This decrease was primarily due to the disposition in fiscal 1994 of two distribution centers located in south Florida which were not profitable but generated revenues in the aggregate amount of approximately $6,704,000 in that fiscal year. This decrease in revenues was partially offset from revenues in the aggregate amount of approximately $2,810,000 generated in fiscal 1995 from two distribution centers opened in July 1994.

     At June 30, 1995, Eagle had eight Operating Centers. Eagle's Operating Center revenue during the fiscal year ended June 30, 1995 increased only nominally from the fiscal year ended June 30, 1994.

     Cost of goods sold decreased between the fiscal years 1995 and 1994 at a lesser rate than the decrease in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 80.7% in the fiscal year 1995 from 80.2% in the fiscal year 1994, and, accordingly, gross profit as a percentage of revenues decreased to 19.3% in the fiscal year 1995 from 19.8% in the fiscal year 1994. This decrease in gross profit margin may be attributed primarily to the decrease in fiscal 1995 in sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors.

     Operating expenses decreased by approximately $1,008,000 (10.2%) between the fiscal years 1995 and 1994 at a greater rate than the decrease in revenues between these fiscal years. Operating expenses in fiscal 1994 includes approximately $2,416,000 of operating expenses attributable to the two disposed south Florida distribution centers; and operating expenses in fiscal 1995 includes approximately $985,000 of start-up costs and expenses attributable to new distribution center operations and costs and expenses incurred in connection with winding down the operations in south Florida. Operating expenses as a percentage of revenues were 17.6% in the fiscal year 1995 compared to 18.4% in the fiscal year 1994.

     Interest expense increased by approximately $254,000 between the fiscal years 1995 and 1994. During the fiscal year ended June 30, 1995, Eagle paid interest on the amount of its borrowings under its revolving credit facility which commenced in December 1994. See " -- Liquidity and Capital Resources."

Fiscal Year Ended June 30, 1994 Compared to Fiscal Year
  Ended June 30, 1993

     Revenues of Eagle during the fiscal year ended June 30, 1994 decreased by approximately $12,627,000 (19%) compared to the 1993 fiscal year. This decrease was primarily due to the disposition in fiscal 1994 of two distribution centers located in south Florida which were not profitable but generated revenues in the aggregate amount of approximately $6,705,000 in fiscal 1994 compared to approximately $19,364,000 in fiscal 1993.

     Cost of goods sold decreased between the fiscal years 1994 and 1993 at a lesser rate than the decrease in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 80.2% in the fiscal year 1994 from 77.6% in the fiscal year 1993, and, accordingly, gross profit as a percentage of revenues decreased to 19.8% in the fiscal year 1994 from 22.4% in the fiscal year 1993. This decrease in gross profit margin may be attributed primarily to the decrease in fiscal 1994 in sales to customers of the two disposed south Florida distribution centers, which sales carried higher gross profit margins.

     Operating expenses decreased by approximately $859,000 (8%) between the fiscal years 1994 and 1993 at a lesser rate than the decrease in revenues between these fiscal years. This decrease is primarily as a result of the disposition in fiscal 1994 of the two distribution centers in south Florida. Operating expenses as a percentage of revenues were 18.4% in the fiscal year 1994 compared to 16.2% in the fiscal year 1993.

Liquidity and Capital Resources

Eagle

     Eagle has historically financed its operations through operating cash flow and support from TDA or affiliates of TDA.

     In December 1994, Eagle entered into a Loan Agreement which provides for secured borrowing consisting of a four-year revolving credit facility in the amount of $7.5 million. The initial borrowing, in the amount of approximately $4.6 million, was advanced to TDA partially in payment of intercompany debt. (See Note 3 to the Financial Statements for the years ended June 30, 1996 and 1995.) TDA has guaranteed the obligations of Eagle under the Loan Agreement. At June 30, 1996 and June 30, 1995, Eagle's borrowings under the revolving credit facility were $5,163,529 and $6,290,453, respectively.


     Eagle's working capital was approximately $5,037,000 at June 30, 1996 compared to $5,665,000 at June 30, 1995. At June 30, 1996, Eagle's current ratio was 1.56 to 1 compared to 1.71 to 1 at June 30, 1995.


     During the year ended June 30, 1996, cash flows provided by operations approximated $2,588,000. Such amount consisted primarily of net income ($1,315,000), depreciation and amortization ($539,000), decreased levels of accounts and notes receivables ($756,000), increased levels of trade accounts payable ($740,000), a net decrease in amounts due from parent and affiliated companies ($627,000), offset by an increase in inventories ($1,306,000). During the fiscal year ended June 30, 1995, cash flows used in operations approximated $5,388,000. Such amount consisted primarily of increased levels of accounts and notes receivables ($1,673,000), inventories ($364,000), a net increase in amounts due from parent and affiliated companies ($5,613,000), offset by net income ($353,000), increased levels of trade accounts payable ($1,011,000), depreciation and amortization ($533,000), other current assets ($209,000) and other current liabilities ($133,000).


     Capital expenditures approximated $900,000 and $340,000 during the fiscal years ended June 30, 1996 and 1995, respectively. The management of Eagle does not anticipate a significant increase in such expenditures in the next twelve months.

     During Eagle's fiscal years ended June 30, 1995 and June 30, 1996, Eagle made dividend payments of $421,535 and $1,097,000, respectively, to TDA. After June 30, 1996, Eagle has made and will continue to make dividend payments to TDA of approximately $150,000 per month until the Public Offering is completed and the Acquisition is consummated. Additionally, during each of said fiscal years, TDA charged Eagle the sum of $50,000 for accounting and auditing fees. Upon the closing of the Public Offering and consummation of the Acquisition all such accounting and auditing fees will be incurred directly by Eagle. See "Certain Transactions."


     The Company and Eagle have entered into employment agreements with Douglas
P. Fields and Frederick M. Friedman to become effective upon the closing of the Public Offering and consummation of the Acquisition pursuant to which they will act as Chairman of the Board and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and Eagle, respectively, for a five-year period, at annual salaries of $200,000 each, subject to annual increases and bonuses as may be determined by the Board of Directors. See "Management."


     Upon closing of the Public Offering and consummation of the Acquisition, a significant portion, if not all, of TDA's indebtedness to Eagle will be dividended by Eagle to TDA in the form of cancellation of such indebtedness, with Eagle retaining $1,000,000 in net tangible book value. If effected on June 30, 1996, the amount of such dividend would have been approximately $2,711,000. Any portion of TDA's indebtedness to Eagle not so cancelled will be paid to Eagle by TDA within 45 days of the closing of the Public Offering. Conversely, if on the closing of the Public Offering and consummation of the Acquisition, Eagle has any indebtedness to TDA, such indebtedness will be paid to TDA within that same 45 day period. See "Certain Transactions."


     As Eagle has historically made dividend payments to TDA, the current monthly dividend payments to TDA are not anticipated to vary Eagle's cash sufficiency from it's historical levels and, as the dividend payments to TDA will cease upon the closing of the Public Offering and consummation of the Acquisition, it is anticipated that Eagle's available funds from operations will be increased. It can be anticipated that this increase in available funds will be partially offset by the salaries to be paid to Messrs. Fields and Friedman in the future. Management believes that TDA's indebtedness to Eagle, and Eagle's dividend to TDA in the form of cancellation of such indebtedness, has not and is not anticipated to have any future impact upon Eagle's financial condition. See "Management" and "Certain Transactions."


     Although a portion of the net proceeds of the Public Offering are to be used for inventory purchases for new distribution centers, the Company does not presently intend to increase the inventory levels at Eagle's present distribution centers with such proceeds. See "Use of Proceeds."

     Eagle believes that its existing sources of liquidity, including its present availability under its revolving credit facility and its current cash flow, will be adequate to sustain its normal operations and satisfy its current working capital and capital expenditure requirements.

Impact of Inflation

     General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly, Eagle has increased salaries and bore higher prices for supplies, goods and services. Eagle continuously seeks methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While Eagle is subject to inflation as described above, both Eagle and the Company believe that inflation currently does not have a material effect on Eagle's operating results, but there can be no assurance that this will continue to be so in the future.

Accounting Changes

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. SFAS No. 121 is effective for financial statements for fiscal years beginning after December 15, 1995; therefore, the Company will adopt SFAS No. 121 in the first quarter of fiscal 1997 and, based on current circumstances, does not believe the effect of adoption will be material.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. The Company will account for stock-based compensation awards under the provisions of Accounting Principles Board ("APB") Opinion No. 25, as permitted by SFAS No. 123. In accordance with SFAS No. 123, beginning in fiscal 1997, the Company will make pro forma disclosures relative to stock-based compensation as part of the accompanying footnotes to the financial statements.

     The Company adopted SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" in the fiscal year ended June 30, 1996.

                                    BUSINESS

Introduction

     The Company was recently organized to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisition of Eagle. As a precondition to the closing of the Public Offering, the Underwriter has required that Eagle have a net tangible book value of not less than $1,000,000. See "Certain Transactions." Eagle, which was founded in Florida in 1905. Eagle is a general wholesale distributor of a complete line of roofing supplies and related products through its own salesforce to roofing supply and related products contractors and sub-contractors in the geographic areas where Eagle has distribution centers. Such contractors and sub-contractors are engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. Upon consummation of the Acquisition, Eagle will become a wholly-owned subsidiary of the Company and will constitute the sole business operations of the Company until and unless the Company consummates additional acquisitions. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business.


     During Eagle's Fiscal 1995 and Fiscal 1996, Eagle had revenues of $50,483,469 and $59,262,226, respectively, and net income of $352,589 and $1,315,035, respectively. There can be no assurance that the recent levels of Eagle's revenues or net income will continue to be achieved in the future. See "Certain Transactions."


     The Company's activities to date have been limited primarily to its initial organization, negotiating the terms and conditions of the Public Offering and the Acquisition and obtaining initial financing.

Strategy

     Based upon its management's experience in the industry, the Company believes that the roofing supplies and related products distribution industry is fragmented and has the potential for consolidation in response to the competitive disadvantages faced by smaller distributors. The Company believes that the industry is characterized by a large number of relatively small local distribution companies and a few very large, multi-branch and multiregional distributors and a large, national multi-branch distribu-tor. Roofing supplies products distributors are overwhelmingly privately owned, relationship-based companies that emphasize service, delivery and reliability as well as competitive pricing and breadth of product line to their customers. The Company believes that the competitive environment faced by small distributors, coupled with the desire of many owners of such distributors for liquidity, has prompted a trend toward industry consolidation that offers significant opportunities for expansion oriented distributors, such as the Company. The Company believes that there are opportunities for a company which has the capability to source and distribute products effectively to serve the roofing supplies and related products markets and to effect cost savings and increased profit opportunities through efficiencies of scale which can be applied to companies acquired in the roofing supplies and related products industry.

     The Company plans to seek acquisition candidates primarily in the roofing supplies and related products industry throughout the United States, with greater emphasis on the Southeastern, Midwestern and Southwestern regions and less emphasis on Northeastern and Northwestern regions of the United States. However, the Company may consider acquisition candidates in any of the foregoing regions of the United States if an exceptional opportunity arises. Acquisition candidates will be sought by members of the management team and the officers of the Company and Eagle. Additionally, potential acquisition candidates may be made known to the Company from various sources, such as business brokers, venture capitalists, members of the financial community, Eagle's vendors, others who may present unsolicited proposals and through industry associations. In certain circumstances, the Company may agree to pay a finder's fee for services provided by entities or persons that are not currently executive officers of the Company or Eagle, or executive officers or directors of TDA, which submit acquisition candidates to the Company that are subsequently acquired by the Company. However, in the event an acquisition candidate is submitted to and acquired by the Company by a director of the Company or Eagle who is not an executive officer of the Company or Eagle, the Company anticipates that it may pay any such person a finder's fee the same as if such person were an independent third party. Purchase prices for the Company's potential acquisition candidates will be determined by negotiations conducted by the Company's management with the prospective sellers. The Company's management will conduct a review of a potential acquisition candidate's business operations and historical financial information in connection with the negotiating process. The Company intends to attempt to make such acquisitions at the candidate's book value. However, the Company may pay a sum in excess of a candidate's book value if the Company's assessment of the candidate's product lines, geographic market area, competitive position in that market, customer mix (commercial or residential), the fair market value of its assets or perceived potential future profit warrants such a premium.

     The Company anticipates that it will be able to enhance the profit potential of acquired companies by combining their operations with the operations of Eagle. It is anticipated that acquired companies should be able to take advantage of (as well as, by becoming affiliated with Eagle, enhance) Eagle's ability to obtain volume discounts and other favorable terms (many of which are dependent on the volume of purchases) from vendors, enabling the acquired companies to obtain better purchasing terms and thereby offer more competitive pricing to customers as a result of Eagle's practice of negotiating prices and terms from vendors on a company-wide or multi-center basis. Additionally, it is anticipated that acquired companies should also be able to take advantage of Eagle's centralized administrative and data processing systems which provide real-time management information systems and centralized administrative functions, thereby relieving acquired companies of some recordkeeping and administrative functions and enabling them to reduce personnel and overhead expenses. Also, acquired companies should be able to use Eagle's centralized administrative and data processing systems, among other things, to monitor inventory levels and sales by distribution center, allowing each distribution center manager to better assure that his center has sufficient and balanced product inventory to meet the customer needs in that market area. The operations of acquired companies may be enhanced by expanding the product lines that they carry, if they carry fewer product lines than Eagle currently carries. Acquired companies may also be able to draw upon the industry experience of Eagle's management to improve their product knowledge, training of branch managers and sales personnel, and ability to service customers. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies.


     The Company considers suitable acquisition candidates to be privately-owned companies having a history of profitable operations or for which profitable potential is perceived by the Company's management. Additionally, as roofing and related products distributors are overwhelmingly relationship based, suitable acquisition candidates should have key managerial personnel willing to continue their employment after the acquisition and a stable sales force that the Company's management anticipates to remain substantially in place after the acquisition. Suitable acquisition candidates may also include the assets and sites of entities which may not be currently profitable or which may be underperforming but located in a geographical market area that the Company's management believes to have profitable potential when restructured and placed under new management. The Company has no present intention to make any acquisitions from any of its affiliates.


     In formulating its acquisition strategy, the Company's has relied upon the experience of Eagle's and the Company's management in the wholesale distribution of roofing supplies and related products industry. The majority of Eagle's distribution center managers have been associated with Eagle for more than ten years. Donald E. Morris is Vice President-Operations of the Company and Regional Manager for Eagle's operations on the West Coast of Florida and has been associated with Eagle in various capacities for approximately seventeen years. Thomas W. Havnes, the President of the Company and Eagle, has been Eagle's President for more than two years. Douglas P. Fields and Frederick M. Friedman, executive officers and directors of the Company and Eagle, have been executive officers and directors of Eagle for approximately twenty years. In 1973, at the time Eagle was acquired by TDA, it had one distribution center. Eagle now has fifteen distribution centers.


     Eagle has 27 managerial employees. It is planned that Eagle's managerial staff, other members of its staff and both Eagle's and the Company's executive officers, other than Messrs. Fields and Friedman, will principally provide administrative and management services to any acquired companies with Messrs. Fields and Friedman providing oversight of that management and administrative assistance, expertise in evaluation and negotiating and financing acquisitions. Messrs. Fields and Friedman each have approximately twenty years experience in the management of acquisition oriented companies. Although Messrs. Fields and Friedman have not agreed to devote any specified amount of time to the Company and Eagle, they intend to devote such time as is necessary to perform the foregoing services.


     Although the Company has not identified any nor has it negotiated with any acquisition candidates and does not currently have any agreements, arrangements or commitments with respect to any proposed acquisition in place, other than the Acquisition, based upon its management's experience in the industry, it believes that there are a number of suitable acquisition candidates that may meet its criteria. However, there can be no assurance that any additional acquisitions will be consummated. The Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the business of Eagle. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including a substantial portion of the net proceeds of the Public Offering), issuances of shares of capital stock of the Company and additional equity or debt financing. There can be no assurance that the Company will be able to obtain additional equity or debt financing on terms acceptable to the Company or at all.


Expansion of Eagle

     Management intends to pursue expansion of Eagle's operations by adding new distribution centers with the proceeds of the Public Offering and by internal growth. During Fiscal 1996, Eagle opened four new distribution centers, although one of those centers has subsequently been closed, and is exploring the possibility of opening several more distribution centers during its current fiscal year in its current market areas and in market areas adjacent to its existing distribution centers. In July and August 1996, Eagle opened new distribution centers in Clearwater, Florida and Tallahassee, Florida, respectively.


     The Company has allocated approximately $2,176,000 from the net proceeds of the Public Offering to establish six new distribution centers for Eagle and approximately $311,000 to purchase equipment (trucks, forklifts and similar items) to support the planned six additional distribution centers which are intended to be opened within twenty-four months following the completion of the Public Offering and consummation of the Acquisition. The Company presently anticipates that Eagle's six additional distribution centers will be leased from third parties not affiliated with the Company or Eagle.


Eagle's Business

     Eagle is a general wholesale distributor of a complete line of roofing supplies and related products through its own salesforce to roofing supply and related products contractors and sub-contractors in the geographic areas where Eagle has distribution centers. Such contractors and sub-contractors are engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. In general, products distributed by Eagle include equipment, tools and accessory products for the removal of old roofing, re-roofing and roof construction, and related materials such as shingles, tiles, insulation, liquid roofing materials, fasteners, ventilation materials and sheet metal of the type used in the roofing industry. Management estimates that approximately 48%, 34% and 16%, respectively, of Eagle's Fiscal 1995 sales volume and approximately 55%, 30% and 12%, respectively, of Eagle's Fiscal 1996 sales volume were attributable to the residential roofing, commercial roofing and roofing sheet metal markets, respectively. Management believes that the increase in residential roofing sales volume and the decrease in commercial sales volume during Fiscal 1996 was attributable to hurricanes which caused more damage to residences than to commercial properties. Management believes that the reduction in metal sales volume during Fiscal 1996 was due to lower grade metal being introduced into the market by competitors.


     Eagle has grown from nine distribution centers in Fiscal 1991, including locations in Florida (seven) and Alabama (two), to its current level of 14 distribution centers including locations in Florida (ten), Alabama (three) and Mississippi (one). Eagle has pursued its expansion activities by opening new distribution centers. After opening a new distribution center, Eagle's focus is to develop a customer base, to develop and improve the distribution center's market position and operational efficiency and then to expand its customer base.

     After a distribution center is opened, Eagle's management continues to assess each distribution center's performance and profitability. As a result of this ongoing assessment, Eagle has on occasion sold or closed certain distribution centers.

Eagle's Operating Strategy

     Key elements of Eagle's operating strategy are as follows:

     Purchasing Economies. Eagle negotiates with its suppliers to obtain volume discounts and other favorable terms. Individual distribution center managers are responsible within their inventory budgets for selecting and ordering inventory tailored to the varied needs of customers in their local markets. Management believes Eagle is able to obtain competitive pricing and purchasing terms, maintain a broad and balanced product line, ensure timely delivery of products, maintain appropriate inventory levels and maintain satisfactory relationships with its vendors.

     Centralizing Management Information Systems and Administration. Eagle maintains centralized computer and data processing systems to support decision making throughout its organization including what management believes to be an in-depth credit analysis of its customers. Distribution centers are equipped with on-line, real time management information systems. Eagle's management information systems enable management to perform, control and monitor accounts receivable, inventory levels, order entry, invoicing, sales and profitability by distribution center. Each distribution center is, therefore, able to respond to specific customer needs and overall market demand and to monitor the effects of actions or decisions on performance and profitability. Eagle has also centralized many administrative functions, such as payroll and employee benefits, credit and collection, insurance, accounting and internal auditing, cash management, human resources, fleet management safety and legal, both to achieve economies of scale and to help managers remain focused on maximizing profitability of their distribution centers. Eagle is in the process of updating its computer and data processing system with improved software, new hardware and expanded memory to improve response time and to allow for an increase in the number of distribution centers.

     Decentralizing Operations. Eagle has adopted a decentralized operating philosophy to maximize its responsiveness to its customers' varied needs and to give its distribution center managers a sense of responsibility for the performance of their own operations and Eagle as a whole. While Eagle negotiates purchase prices and terms on a company-wide or multi-center basis and uses central management information systems to achieve economies of scale, each distribution center manager is responsible for selecting and ordering inventory to meet the needs of his customers, for staffing, for controlling all line item expenses (other than central administration allocated items), for product pricing and profit margins, and for creating his annual budget. Further, each distribution center manager has individual profit and loss responsibility for his distribution center and receives incentive compensation based upon the profitability of his distribution center.

Eagle's Products

     Eagle distributes a variety of roofing supplies and related products and accessories for use in the commercial and residential roofing repair and construction industries.

     Residential Roofing Products. Shingles (asphalt, ceramic, slate, concrete, fiberglass and fiberglass combined with asphalt), tiles, felt, insulation, waterproof underlaying, ventilation systems and skylights.

     Commercial Roofing Products. Asphalt, cements, tar, other coatings, modified bitumen and roll roofings.

     Sheet Metal Products. Aluminum, copper, galvanized and stainless sheet metal.

     Eagle also sells accessory products related to each of the foregoing, including, but not limited to, roofing equipment, power and hand tools and fasteners.

Eagle's Vendors


     Eagle distributes products manufactured by a number of major vendors. GAF Corporation, a supplier of residential and commercial roofing materials, is Eagle's largest supplier, accounting for approximately 19% and 21% of Eagle's sales during Fiscal 1995 and Fiscal 1996, respectively. During Fiscal 1995 and Fiscal 1996, three other vendors products accounted for an aggregate of approximately 19% and 17%, respectively, of Eagle's sales. Eagle has no written agreements with any of its vendors. Eagle's management believes that in the event of any interruption of product deliveries from any of its suppliers, it will be able to secure suitable replacement supplies on acceptable terms.


Eagle's Customers, Sales and Marketing


     Eagle sells and distributes roofing supplies and related products to more than 2,000 customers engaged in commercial and residential roofing repair and the construction of new residences and commercial properties. During Fiscal 1996, approximately 91% of Eagle's customers purchased products pursuant to short-term credit arrangements. Eagle's sales efforts are primarily directed through its 32 salespersons assigned to its distribution centers. Of Eagle's 32 salespersons, 15 are "inside" counter persons who serve walk-in and call-in customers, with the remaining 17 being

"outside" salespersons calling upon past, current and potential customers. Eagle's salespersons rely upon a range of selling techniques all based upon personal and telephone contact, which techniques include but are not limited to "cold calling" for new customers, maintaining relationships with current and former customers, and arranging or locating projects for Eagle's customers. Eagle has no supply agreements with any of its customers. No Eagle customer accounted for more than 3% of Eagle's sales during either Fiscal 1995 or Fiscal 1996.


Competition


     Eagle currently faces its principal competition in the wholesale distribution of roofing supplies from relatively smaller distributors but also faces competition from distribution centers and a number of multiregional and national wholesale distributors of building products including roofing supplies which are larger than Eagle, including Bradco Supply Corporation and American Builders & Contractors Supply Co., Inc., which have greater financial resources than Eagle. Eagle currently competes in the wholesale distribution of roofing supplies on the basis of competitive pricing, breadth of product line, prompt delivery, service, providing discounts for prompt payment and on the abilities of its personnel. To a substantially lesser degree, Eagle also competes with larger high volume discount general building supply stores selling standardized lower priced products as opposed to distributors such as Eagle which carry more extensive product lines. Eagle competes with such entities on the basis of product delivery, credit extension, customer service and breadth of product line.


     The Company anticipates that it may experience competition from entities and individuals (including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals) which are well-established and have greater financial resources and more extensive experience than the Company and Eagle in connection with identifying and effecting acquisitions of the type sought by the Company. The Company's and Eagle's combined financial resources will be limited in comparison to those of many of such competitors. Such competition could result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for such acquisitions.

Backlog

     Eagle's business is conducted on the basis of short-term orders and prompt delivery schedules precluding any substantial backlog.

Employees

     At June 30, 1996, Eagle had approximately 195 full-time employees, including five executives, 27 managerial employees, 32 salespersons, 105 warehouse persons, drivers and helpers, and 26 clerical and administrative persons. Eagle has experienced difficulties in retaining drivers and helpers but suitable replacements have been readily available without economic impact. Eagle is not subject to any collective bargaining agreement and believes that its relationship with its employees is good.


     The Company has no employees. The Company's management currently consists of five officers, including two officers, Douglas P. Fields and Frederick M. Friedman, neither of whom are required to commit a specific amount of their time to the affairs of the Company. Each of Messrs. Fields and Friedman have significant business interests outside of the Company, including but not limited to TDA and its subsidiaries. Messrs. Fields and Friedman currently devote substantially all of their business time to TDA and its subsidiaries, with approximately 5% to 10% of that time being devoted to Eagle. Accordingly, Messrs. Fields and Friedman may have conflicts of interest in allocating their time among various business activities. However, Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to the Company, including the evaluation and negotiation of potential acquisitions. See "Management" and "Certain Transactions."


Facilities

     Eagle leases approximately 15,000 square feet of executive office space located at 1451 Channelside Drive, Tampa, Florida 33629, from a wholly-owned subsidiary of TDA, at an approximate annual rental of $120,000. See "Certain Transactions."

     The following tables list the locations of Eagle's showroom and distribution centers.

Locations Owned By And Leased From A Wholly-Owned TDA Subsidiary

                                   Approximate          Approximate Base
City and State                     Square Footage         Annual Rental
--------------                     --------------       ---------------
Tampa, Florida                        69,000               $173,000
St. Petersburg, Florida               25,000               $ 88,000
Holiday, Florida                      16,000               $ 56,000
Fort Myers, Florida                   16,000               $ 56,000
Pensacola, Florida                    26,000               $ 90,000(1)
Birmingham, Alabama                   39,000               $127,000(1)
Mobile, Alabama                       24,000               $ 65,000

----------
See footnotes on following page of this Prospectus

(1) See "Certain Transactions."


     As Eagle has been a wholly-owned subsidiary of TDA since 1973, generally there has been no need for Eagle to enter into written leases with the subsidiary of TDA which owns Eagle's foregoing distribution centers. All of the foregoing current distribution centers of Eagle leased from TDA's subsidiary have been pursuant to oral agreements. Eagle has not entered into any written leases for the foregoing premises. Upon the closing of the Public Offering and consummation of the Acquisition, Eagle will enter into written ten year leases with a subsidiary of TDA which will provide for base annual rentals substantially similar to those set forth above for the first five years of such leases with provisions for increases in rent based upon the consumer price index at the beginning of the sixth year of such ten year leases and with provisions for five-year renewal options, increases in rent based upon the consumer price index, and lease terms, additional rental and other charges customarily included in such leases, including provisions requiring Eagle to insure and maintain and pay real estate taxes on the premises as is currently required. Such leases will be on terms no less favorable than Eagle could obtain from independent third parties. See "Certain Transactions."


                       Locations Leased From Third Parties


                                   Approximate          Approximate Base
City and State                     Square Footage         Annual Rental
--------------                     --------------       ---------------
Clearwater, Florida                    5,000               $ 23,000(1)
Montgomery, Alabama                   24,000               $ 44,000(2)
Panama City, Florida                  15,000               $ 63,000(3)
Fort Walton Beach, Florida             8,000               $ 36,000(4)
Crystal River, Florida                12,600               $ 42,000(5)
Lakeland, Florida                     13,000               $ 57,000(6)
Tallahassee, Florida                  15,000               $ 45,000(7)
Gulfport, Mississippi                 13,000               $ 32,000(8)


     (1) The lease for the Clearwater, Florida, premises expires on or about August 31, 1998 and provides for a five year renewal option with increased renewal term rental payments based upon the Consumer Price Index ("CPI"), but not to exceed 5%. Pursuant to this lease Eagle is required to pay all municipal, county and state taxes on and maintain the premises and carry comprehensive public liability insurance on the premises.


     (2) The lease for the Montgomery, Alabama, premises expires on or about March 31, 1997 and continues on a year-to-year basis unless terminated by either party on ninety day notice prior to the then current term. Pursuant to this lease, Eagle is required to pay its pro rata share (as defined) of increases in certain taxes, such as property and taxes on rentals, and premium increases for fire, casualty and other types of coverage that the landlord maintains for these premises.


     (3) The lease for the Panama City, Florida, premises expires on or about February 15, 2001 and provides for a five year renewal option at an increased rental based on the CPI. Pursuant to this lease, Eagle is required to maintain the premises and provide fire, windstorm and other insurance. Additionally, Eagle is required to pay all sales and use taxes imposed upon the rental payments for the premises. Eagle has the right of first refusal to purchase these premises in certain events.


     (4) The lease for the Panama City, Florida, premises expires on or about December 31, 1998 and provides for a five year renewal option at increased rent based upon the CPI along with applicable sales and use taxes. Eagle is also required to maintain liability insurance on the premises.


     (5) The lease for the Crystal River, Florida, premises expires on or about February 28, 1998 and requires annual rental increases based upon the CPI. This lease provides for a two year renewal option. Eagle is also required to maintain the premises, pay certain taxes (sales, use, rent, receipts) and pay public liability insurance premiums.


     (6) The lease for the Lakeland, Florida, premises expires on or about July 31, 1997 and provides for a five year renewal option with yearly increased base rental payments during any such extended term up to a maximum of approximately $70,000 for the last year of the renewal term, which is July 31, 2002. This lease also requires Eagle to maintain the premises, pay any required sales taxes and provide liability insurance for the premises.


     (7) The lease for the Tallahassee, Florida, premises expires on or about July 31, 1997 and provides for two five year renewal options with the base rental escalating at the rate of three percent per year during option years and a right of first refusal to purchase the premises. This lease requires Eagle to pay any real estate and sales taxes, maintain the premises and provide liability insurance.


     (8) The lease for the Gulfport, Mississippi, premises expires on or about May 31, 1997 and provides for a five year renewal option on terms and conditions to be negotiated. This lease requires Eagle to maintain liability insurance on the premises, maintain the premises and pay any real estate and personal property taxes.


     Eagle also remains obligated for rental payments under a lease expiring on May 1, 1999 for its distribution facility formerly operated in Fort Lauderdale, Florida. The Fort Lauderdale premises are owned by a wholly-owned subsidiary of TDA. The Fort Lauderdale, Florida, premises have been sublet to an entity not otherwise affiliated with Eagle or TDA for a term expiring in August 1997. See "Certain Transactions."


     At the time Eagle opened its former Fort Lauderdale, Florida, distribution center, in the early part of the 1980s, TDA established a subsidiary to acquire that facility which was financed by the issuance of an industrial revenue bond. The financial institution providing the industrial revenue bond required a written lease between the TDA subsidiary and Eagle as a precondition to the issuance of that bond. The term of Eagle's lease for the Fort Lauderdale, Florida, premises continues through May 1, 1999 even though Eagle has vacated those premises.


     Eagle closed its Fort Pierce, Florida, distribution center in June 1996 and is seeking a subleasee for that center. Eagle will remain liable under the lease for this former distribution center at the approximate rate of $2,600 per month through mid-February 1998.

     TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Public Offering and consummation of the Acquisition. The term of the administrative services agreement will be on a month to month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the closing of the Public Offering, the Company utilized office space and administrative services provided by TDA without charge. See "Certain Transactions."

Legal Proceedings

     Neither the Company nor Eagle are subject to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

      The directors and executive officers of the Company are as follows:

        Name               Age                     Position
---------------------      ---            --------------------------------------
Douglas P. Fields          54             Chairman of the Board and Chief
                                          Executive Officer

Frederick M. Friedman      56             Executive Vice President, Treasurer,
                                          Secretary and a Director

Thomas W. Havnes           65             President

Donald E. Morris           50             Vice President-Operations

Lewis G. Marshall          40             Controller

Steven R. Andrews          42             Director


Paul D. Finkelstein        53             Director Nominee*

John E. Smircina           65             Director Nominee*

George Skakel III          45             Director Nominee*

* Upon successful completion of the Public Offering and consummation of the Acquisition, said persons are anticipated to become members of the Company's Board of Directors.

     Set forth below is a brief background of the executive officers, directors and director nominees of the Company, based on information supplied by them.

Douglas P. Fields has been the Chairman of the Board of Directors, Chief Executive Officer and a Director of the Company since inception. From the Company's inception until July 1996, Mr. Fields also served as its President. For more than the past five years, Mr. Fields has been the Chairman of the Board of Directors, President and Chief Executive Officer of TDA and Chief Executive Officer and a Director of each of its subsidiaries, including Eagle, Cooper Flooring International, Inc ("CFI") and Northeastern Plastics, Inc ("NPI"). TDA is a holding company whose operating subsidiaries are engaged primarily in the wholesale distribution of building supplies and home furnishing products (Eagle and CFI), the manufacture and distribution of a variety of electrical devices
(NPI), the operation of an indoor tennis facility and the management of real estate. Upon successful completion of the Public Offering and consummation of the Acquisition, it is anticipated that Mr. Fields will devote no less time to the Company's affairs than he deems reasonably necessary to discharge his duties to the Company. Mr. Fields received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree from Fordham University in 1964.

Frederick M. Friedman has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company since inception. For more than the past five years, Mr. Friedman has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of TDA and Vice President, Chief Financial Officer, Treasurer, Secretary and a

Director of each of its subsidiaries, including Eagle, CFI and NPI. Upon successful completion of the Public Offering and consummation of the Acquisition, it is anticipated that Mr. Friedman will devote no less time to the Company's affairs than he deems reasonably necessary to discharge his duties to the Company. Mr. Friedman received a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1962.

Thomas W. Havnes has been President of Eagle since February 1994 and became the Company's President in July 1996. From 1991 until joining Eagle, Mr. Havnes was a licensed real estate broker engaged in the sale of commercial real estate. Mr. Havnes received a B.S. degree from the University of Minnesota in 1960.

Donald E. Morris has been associated with Eagle for many years, returning to Eagle in 1996 after five years elsewhere in a related products industry. In 1996 he became Eagle's regional manager for its operations in the West Coast of Florida. Mr. Morris became the Company's Vice President-Operations in July 1996.

Lewis G. Marshall has been the Senior Corporate Controller of Eagle since September 1993 and became the Company's Controller in July 1996. For more than the five years prior to joining Eagle, he was the Controller for Crystals International Inc., a manufacturer of freeze dried drink mixes and food ingredients. Mr. Marshall received a B.S. degree in Accounting and a Master's Degree in Business Administration in 1978 and 1986, respectively, from Florida Southern College.

Steven R. Andrews has been a Director of the Company since May 1996. For more than the past five years, Mr. Andrews has been engaged in the private practice of law. Mr. Andrews received a Juris Doctor degree and an L.L.M. degree in 1977 and 1978 from Stetson University and New York University, respectively.

Paul D. Finkelstein has been the president and director of the Regis Corporation, an operator of beauty salons and a cosmetic sales company, for more than the past five years. Mr. Finkelstein received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1964.

John E. Smircina has been a partner in the law firm of Wade, Hughes and Smircina, P.C since April 1993. From prior to 1991 to March 1993, Mr. Smircina was self-employed as a consultant. For more than the past five years, Mr. Smircina has been a Director of TDA. Mr. Smircina received a Master's degree in Industrial Management from Ohio University in 1954 and a B.A. degree in Political Science from Ohio University in 1953.

George Skakel III, has been a private investor for more than the past five years. Mr. Skakel received a B.S. degree in Economics from the University of Delaware in 1973 and a master's degree in Business Administration from Harvard University Graduate School of Business Administration in 1978.

Directors of the Company serve until the next annual meeting of stockholders of the Company and until their successors are elected and duly qualified. Officers of the Company will be elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

The Board of Directors has established an Executive Committee which is composed of Douglas P. Fields and Frederick M. Friedman. The Board of Directors of the Company can delegate to the Executive Committee all of the powers and authority (other than those reserved by statute to the full Board of Directors) of the full Board of Directors in the management of the business and affairs of the Company.

In 1976, in connection with certain transactions which occurred in 1971 and 1973, Messrs. Fields and Friedman and TDA, then a public company, without admitting or denying the allegations set forth in a civil action commenced by the Commission, consented to a final judgement of permanent injunction which, in summary, provided that Messrs. Fields and Friedman and TDA were permanently enjoined from violating the registration, reporting, proxy and the anti-fraud provisions of the federal securities laws and rules. Additionally, Messrs. Fields and Friedman agreed to certain ancillary relief which included their agreements, for a period of two years, to resign as directors of TDA and a publicly held subsidiary of TDA and not to vote any securities of TDA and the subsidiary owned or controlled by them. The Commission's complaint alleged, among other things, that in 1973 TDA and Messrs. Fields and Friedman, in connection with TDA's acquisition of Eagle, caused an improper finder's fee to be paid to Messrs. Fields' and Friedman's designee with a portion of such finder's fee being paid back to Mr. Friedman. Based upon facts related to the injunctive action, in 1979, Messrs. Fields and Friedman were found guilty of conspiring to violate the federal securities laws and making false statements in filings made with the Commission. Messrs. Fields and Friedman were sentenced to six and three months incarceration, respectively, and both were fined. Also, on facts related to the injunctive action, Mr. Friedman was found guilty of mail and wire frauds. Mr. Friedman was sentenced to one month incarceration on each of three counts.


The Company has applied for "Key Person" life insurance policies in the amount of $1,000,000 on each of the lives of Douglas P. Fields, its Chairman of the Board and Chief Executive Officer, and Frederick M. Friedman, its Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company.

Executive Compensation

     The following table sets forth certain summary information with respect to the compensation paid by Eagle for services rendered in all capacities to Eagle during Fiscal 1995 by Eagle's President and, during Fiscal 1994, by Eagle's Chairman Emeritus. Neither the Company nor Eagle have had any other executive officer whose total annual salary and bonus exceeded $100,000 for either of said fiscal years:

                           Summary Compensation Table

                                Fiscal Year
Name and                           Ended
Principal Position                June 30,        Salary($)          Bonus($)
------------------              -----------       ---------          --------
Thomas W. Havnes,                  1995            $104,200            -0-
President of Eagle*

Robert L. Noojin,
Chairman Emeritus of Eagle         1994            $125,000            -0-

----------
* Mr. Havnes is currently compensated at the rate of $120,000 per year.

Employment Agreements and Arrangements


     The Company and Eagle have entered into employment agreements with Messrs. Fields and Friedman, to become effective upon closing of the Public Offering and consummation of the Acquisition, pursuant to which they will act as Chairman of the Board and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and Eagle, respectively, for a five year period, at annual salaries of $200,000 each, subject to annual increases or bonuses as may be determined by the Board of Directors. Pursuant to their employment agreements, Messrs. Fields' and Friedman's written consent is required if they are to be employed other than in proximity to their residences. Messrs. Fields and Friedman reside in Connecticut and New York, respectively. The employment agreements require the Company and Eagle to provide their beneficiaries and each of them, respectively, with twelve months salary in the event of death or disability and indemnify them to the full extent permitted under the Delaware General Corporation Law. Their employment agreements do not require either Messrs. Fields or Friedman to commit a specific amount of their time to the affairs of the Company. However, Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to the Company, including the evaluation and negotiation of potential acquisitions.


     The Company's employment agreements with Messrs. Fields and Friedman contain provisions for payments of salary and benefits following a change of control (as defined) of the Company, the failure to reappoint either of them to his position, a salary reduction or the Company's failure to perform its obligation under their respective employment agreements. In general, under such circumstances, each of Messrs. Fields and Friedman would be entitled to a cash payment equivalent to his salary for the remaining term of his agreement, and continued life, health and disability insurance benefits for a period of two years. Assuming a closing of the Public Offering and consummation of the Acquisition on November 1, 1996, based upon current contract salary terms, the aggregate amount payable by the Company in any of the foregoing events, is __________ for each of Messrs. Fields and Friedman.


     Upon the closing of the Public Offering and consummation of the Acquisition, pursuant to the Company's 1996 Stock Option Plan, the Company intends to grant to each of Messrs. Fields and Friedman options exercisable to purchase 21,500 shares of Common Stock. Such options will have a term of ten years and will be exercisable at the offering price of the Common Stock sold pursuant to the Public Offering. Such options will vest as to 20% of the underlying shares of Common Stock on each successive anniversary of the date of grant commencing one year from the date of the closing of the Public Offering, provided that they are employees of the Company on such dates.

Compensation of Directors

     Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. Upon completion of the Public Offering and consummation of the Acquisition, all non-officer directors and director nominees, except for Mr. Andrews, of the Company will each receive options to purchase 10,000 shares of the Company's Common Stock, exercisable at $5.00 per share.

Limitation on Liability of Directors

     The Delaware General Corporation Law permits a corporation, through its Certificate of Incorporation, to exonerate its directors from personal liability to the corporation or to its stockholders for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the extent permitted by this statutory provision. The Company has been advised that it is the position of the Commission that, insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, that provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock Option Plan

     In August 1996, the Board of Directors adopted and the stockholders approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, directors and consultants and (ii) options not intended to so qualify ("Non-Qualified Stock Options") to employees (including directors and officers who are employees of the Company), directors and consultants. The total number of shares of Common Stock for which options may be granted under the 1996 Stock Option Plan is 1,000,000 shares. Upon the closing of the Public Offering and consummation of the Acquisition, the Company intends to grant options exercisable into 450,000 shares of Common Stock to various of its employees, including options to purchase an aggregate of 203,000 shares which will be issued to Messrs. Fields, Friedman, Havnes, Morris and Marshall. The exercise price of these options will be the price to the public of the shares of Common Stock offered in the Public Offering.

     Upon the closing of the Public Offering and consummation of the Acquisition, Messrs. Finkelstein, Smircina and Skakel, director nominees of the Company, will each be granted options to purchase 10,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Such options will have a term of ten years and will be exercisable at $5.00 per share and will vest on the first anniversary of the date of grant.

     The 1996 Stock Option Plan is to be administered by the Board of Directors or a committee of the Board of Directors which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the 1996 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

     The exercise price of all stock options granted under the 1996 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than

110% of the fair market value on the date of grant. The term of each option granted pursuant to the 1996 Stock Option Plan may be established by the Board of Directors or a committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the 1996 Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the maximum term is five years. Options shall become exercisable at such times and in such installments as the Board of Directors or a committee of the Board of Directors shall provide in the terms of each individual option.

Options Granted Pursuant to the 1996 Stock Option Plan to Executive Officers, Directors and Director Nominees of the Company

     The table below shows, as to each of the executive officers, Directors and Director Nominees of the Company and as to all executive officers, Directors and Director Nominees of the Company as a group, the following information with respect to stock options to be granted under the 1996 Stock Option Plan: (i) the aggregate amounts of shares of Common Stock subject to options to be granted on the closing date of the Public Offering and consummation of the Acquisition; and
(ii) the price or range per share option exercise price for options to be granted on the closing date of the Public Offering and consummation of the Acquisition for these individuals. No other options for these individuals have been issued or will be issued and outstanding on the closing date of the Public Offering and consummation of the Acquisition.


Names of Executive Officers,               Shares Subject        Per Share
Directors and Director Nominees              to Options        Exercise Price
-------------------------------            --------------      --------------
Douglas P. Fields(1)                           21,500              $5.00

Frederick M. Friedman(1)                       21,500              $5.00

Thomas W. Havnes(2)                           100,000              $5.00

Donald E. Morris(2)                            40,000              $5.00

Lewis G. Marshall(2)                           20,000              $5.00

Paul D. Finkelstein(3)                         10,000              $5.00

John E. Smircina(3)                            10,000              $5.00

George Skakel III(3)                           10,000              $5.00

All Executive Officers, Directors             233,000              $5.00
and Director Nominees as a group
(9 persons)

----------
(1) The options to be granted to Messrs. Fields and Friedman will vest at a rate of 20% per year from the closing date of the Public Offering.


(2) Of the options to be granted to Messrs. Havnes, Morris and Marshall, 75,000, 30,000 and 15,000 of such options, respectively, will vest over various periods of time but not at a rate greater than 20% per year from the closing date of the Public Offering. The remainder of the options to be granted to Messrs. Havnes, Morris and Marshall will vest at a rate of one-third on each of the seventh, eighth and ninth anniversaries from the closing date of the Public Offering unless certain budgeting thresholds are met, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest at a rate of one-fifth per year beginning in 1997 and every year thereafter and further limited such that the total amount of all options granted to each of them and vesting in any single year does not exceed $100,000 at the exercise price.


(3) The options to be granted to Messrs. Finkelstein, Smircina and Skakel will not vest until one year from the closing date of the Public Offering.

Other Compensation

     Eagle provides basic health, major medical and life insurance for its employees, including its executive officers. Eagle has also adopted a 401(K) Retirement Savings Plan for eligible employees, as described below. No other retirement, pension or similar program has been adopted by the Company or Eagle. These and other benefits may be adopted by the Company for its employees in the future.

     In July 1992, Eagle adopted a 401(K) Retirement Savings Plan for employees of Eagle Supply, Inc. (the "401(K) Plan"). Eligible employees include all employees of Eagle who have completed one year of employment and have attained the age of 21. The 401(K) Plan permits employees to make voluntary contributions to the 401(K) Plan up to a dollar limit set by law. Eagle may contribute in discretionary matching contributions equal to an Eagle determined percentage of the employee's contributions. Benefits under the 401(K) Plan are distributable upon retirement, disability, termination of employment or certain financial hardship, subject to regulatory requirements. Each participant's share of Eagle's contributions vests at the rate of 20% per year until after six years of service, at which time the participant becomes fully vested.

     Since its fiscal year ended June 30, 1993, Eagle has not made a contribution to the 401(K) Plan. Amounts to be contributed in the future are at the discretion of Eagle's Board of Directors.

Accordingly, it is not possible to estimate the amount of benefits that will be payable to participants in the 401(K) Plan upon their retirement. The trustees under the 401(K) Plan are Lewis G.
Marshall and Robert L. Noojin.

                             PRINCIPAL STOCKHOLDERS

     The following table set forth, as of the date of this Prospectus, after giving effect to the Acquisition as if it had occurred on that date, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each executive officer, director and director nominee of the Company, and (iii) all officers, directors and director nominees of the Company as a group:

                                Amount and        Approximate Per-     Approximate Per-
                                Nature of         centage of Common    centage of Common
                                Beneficial        Stock Owned Before   Stock Owned After
                                Ownership         Public Offering      Public Offering (3)
                                ----------        ------------------   -------------------
TDA Industries, Inc.(1)         2,200,000(2)             84.6%               53.7%
Douglas P. Fields(1)            2,200,000(2)(3)          84.6%               53.7%
Frederick M. Friedman(1)        2,200,000(2)(3)          84.6%               53.7%
Thomas W. Havnes(1)                     0(3)              *                   *
Donald E. Morris(1)                     0(3)              *                   *
Lewis G. Marshall(1)                    0(3)              *                   *
Steven R. Andrews(1)              100,000                 3.9%                2.4%
Paul D. Finkelstein(1)                  0(3)              *                   *
John E. Smircina(1)             2,200,000(2)(3)          84.6%               53.7%
George Skakel III(1)                    0(3)              *                   *
All executive officers,
directors and director-nomi-
nees as a group (9 persons)     2,300,000(2)(3)          88.5%               56.1%

* Denotes less than 1%

----------
(1) The address for TDA Industries, Inc. is 122 East 42nd Street, New York, New York 10168. The address for Messrs. Fields and Friedman is c/o Eagle Supply Group, Inc. at the foregoing street address, Suite 1116. The address for Mr. Andrews is 822 North Monroe Street, Tallahassee, Florida 32303. The address for Messrs. Havnes, Marshall and Morris is c/o Eagle Supply, Inc., 1451 Channelside Drive, Tampa, Florida 33629. The address for Mr. Finkelstein is c/o Regis Corp., 7201 Metro Boulevard, Minneapolis, Minnesota 55439-2130. The address for Mr. Smircina is 616 N. Washington Street, Alexandria, Virginia 22314. The address for Mr. Skakel is 333 Ludlow Street, Stamford, Connecticut 06902.

(2) Includes 2,000,000 shares of Common Stock currently owned by TDA. Also includes 200,000 shares of Common Stock to be issued to TDA upon consummation of the Acquisition. Messrs. Fields and Friedman are officers and directors and principal stockholders of TDA. Mr. Smircina is a director of TDA. Each of Messrs. Fields,

Friedman and Smircina may be deemed to exercise voting control over securities of the Company owned by TDA.

(3) Does not include options granted under the Company's 1996 Stock Option Plan. See "Management."


                              CERTAIN TRANSACTIONS

     Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisition. The Underwriter, as preconditions to a closing of the Public Offering, requires that Eagle have a net tangible book value of not less than $1,000,000 at the consummation of the Acquisition. The Company believes that the foregoing have been and will be met. Upon consummation of the Acquisition, Eagle will become a wholly-owned subsidiary of the Company and will constitute the sole business operations and source of revenue of the Company until such time, if any, as the Company consummates additional acquisitions.



     TDA is a holding company which operates four business enterprises, including Eagle, and real estate investment companies. At the date of this Prospectus, Eagle is wholly owned by TDA. See "Principal Stockholders." For TDA's fiscal years ended June 30, 1995 and 1996, Eagle's revenues constituted a majority of TDA's revenues.


     On or about December 23, 1994, Eagle secured a four year bank revolving credit facility in the amount of $7,500,000, guaranteed by TDA (the "Facility"). Eagle's obligations under the Facility are collateralized by certain tangible and intangible current assets of Eagle with borrowings based on a formula relating to certain levels of receivables and inventory, as defined therein. By the end of Fiscal 1995, Eagle used its borrowings under this revolving credit facility to repay $2,325,533 of its indebtedness to TDA and to advance $3,308,681 to TDA. Upon completion of the Public Offering and consummation of the Acquisition, a significant portion,if not all, of TDA's indebtedness to Eagle will be dividended by Eagle to TDA in the form of cancellation of such indebtedness, with Eagle retaining $1,000,000 in net tangible book value. Any portion of TDA's indebtedness to Eagle not so cancelled pursuant to this provision will be paid to Eagle by TDA within 45 days of the completion of the Public Offering. Additionally, the Facility requires TDA's reaffirmation of its guaranty in certain events including, but not limited to, the event that TDA or TDA's stockholders cease to own all of Eagle's securities. See Financial Statements and the notes thereto.


     TDA, through a wholly-owned subsidiary, has rented to Eagle on a month to month basis without formal written leases the premises for several of Eagle's distribution facilities and Eagle's executive offices at aggregate annual rentals of approximately $709,000 during each of Fiscal 1995 and Fiscal 1996. The Company believes that the amounts of these rental payments are fair and reasonable to Eagle and are not in excess of what Eagle would be required to pay independent third parties for comparable facilities. Upon successful completion of the Public Offering and the consummation of the Acquisition, Eagle and TDA intend to enter into ten year leases for said premises on economic terms substantially similar to current arrangements. However, the leases will now be written and on a long-term, ten (10) year basis, and it is anticipated that TDA will derive a profit therefrom. See "Business."


     Eagle had purchased the premises for its Birmingham, Alabama, distribution center from an unrelated third party in April 1994, with a purchase money mortgage and promissory note in the principal amount of $550,000 to be paid in fifty-nine equal monthly installments of approximately $4,700 and a "balloon" payment of approximately $440,000 due on that date. The mortgage and promissory note for the Birmingham, Alabama, premises bears interest at the lending bank's fluctuating prevailing prime rate. Prior to June 30, 1994, Eagle transferred this property to TDA in partial repayment of intercompany debt, and TDA then transferred the property to a wholly-owned subsidiary. Eagle remains liable for the payments under this mortgage, and, in the event of a default under the mortgage by the relevant TDA subsidiary, Eagle could be held liable for the monthly and "balloon" mortgage payments in addition to its rental payments. See "Business" and Financial Statements and the notes thereto.


     Eagle transferred its Pensacola, Florida, premises to TDA as a dividend in 1987, said premises having originally been purchased by Eagle from an unrelated third party in that year with a purchase money mortgage and a promissory note which requires monthly payments of approximating $4,800 through March 1997 and a "balloon" payment of approximating $361,000 due on that date. The mortgage and promissory note for the Pensacola, Florida, premises bears interest at the rate of ten and one-half percent (10 1/2%) per year. This property was also transferred by TDA to a wholly-owned subsidiary. Eagle remains liable for the payments under this mortgage, and, in the event of a default under the mortgage by the relevant TDA subsidiary, Eagle could be held liable for the monthly and "balloon" mortgage payments in addition to its rental payments. See "Business" and Financial Statements and the notes thereto.


     Eagle's rental payment obligations to the TDA subsidiary for the Birmingham, Alabama, and Pensacola, Florida, properties, which are two of the premises leased by Eagle from a subsidiary of TDA for use as distribution centers, have exceeded the amounts due to the mortgage holders for those properties and have not required Eagle to pay any sums in excess of its rental payments.


     Eagle also remains responsible to a wholly-owned subsidiary of TDA pursuant to a lease for Eagle's former Fort Lauderdale,

Florida, distribution center expiring on May 1, 1999, which requires approximate annual rental payments including a "balloon" payment of approximately $580,000 due on May 1, 1999 for an industrial revenue bond underlying these premises. These premises have been subleased by Eagle to an unrelated third party at an approximate annual rental of $200,000, which amount is approximately equal to Eagle's lease obligation. The payments by Eagle to the TDA subsidiary have included through June 30, 1995, a ratable share of the "balloon" payment. These payments, together with anticipated sublessee rental payments, are currently projected by the Company to fully fund the "balloon" payment. The foregoing anticipated sublessee rental payments assume the execution and performance by the subleasee of a negotiated, but unsigned, extension of the sublease.

     Upon completion of the Public Offering and as part of the Acquisition, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payment that Eagle is required to make pursuant to the Birmingham, Alabama and Pensacola, Florida mortgages and the Fort Lauderdale, Florida lease in excess of Eagle's obligations under its leases for said premises.


     During Fiscal 1995 and 1996, Eagle made dividend payments to TDA of $421,535 and $1,097,000, respectively. After June 30, 1996, Eagle has continued to make dividend payments of approximately $150,000 per month to TDA. During each of Fiscal 1995 and Fiscal 1996, Eagle was charged by TDA the amounts of $50,000 for accounting and auditing fees. Upon a closing of the Public Offering and consummation of the Acquisition, all such dividends will cease and such accounting and auditing fees will be incurred directly by Eagle. See Financial Statements and the notes thereto.


     The foregoing transactions that Eagle has engaged in with TDA have benefitted or may be deemed to have benefitted TDA directly or indirectly. Messrs. Fields and Friedman, the Company's Chief Executive Officer and Chairman of its Board of Directors and Executive Vice President, Chief Financial Officer, Treasurer, Secretary, and a Director of the Company, respectively, are also executive officers, directors and principal stockholders of TDA and have benefitted or may be deemed to have benefitted, directly or indirectly, from Eagle's transactions with TDA. TDA is a holding company which, among other things, owns Eagle, a distributor of home furnishing products, a manufacturer and distributor of electrical devices, an indoor tennis facility and owns and manages commercial and undeveloped real estate. TDA and/or certain of its subsidiaries derive funds from all of the foregoing sources, including dividend and lease payments from Eagle. These sources pay TDA's operating expenses, including the payment of salaries and benefits to Messrs. Fields and Friedman.


     In or about May 1996, the Company sold 2,000,000 shares of its Common Stock to TDA and 100,000 shares of its Common Stock to

Steven R. Andrews for the aggregate sum of $210. TDA and Mr. Andrews were the Company's founding stockholders and are also the principal stockholder and a Director of the Company, respectively. In connection with the Acquisition, TDA will be issued 200,000 shares of the Company's Common Stock and will be granted "piggyback" registration rights with respect to said shares of the Company's Common Stock for any registration statement filed with the Commission by the Company at any time commencing two years after the completion of the Public Offering.


     In June and July 1996, the Company sold an aggregate of 300,000 shares of its Common Stock and a like number of Warrants to 12 private investors for aggregate gross proceeds of $300,000. The private investors are identified in this Prospectus under "Selling Securityholders."

     Upon completion of the Public Offering and consummation of the Acquisition, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA. The term of the administrative services agreement will be on a month to month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the date of this Prospectus, the Company utilized office space and administrative services provided by TDA without charge.


     During Fiscal 1996, Eagle loaned $200,000 to a TDA subsidiary which was repaid in that same fiscal year together with interest at the rate of 9 1/4% per year.


     Messrs. Fields and Friedman are also officers, directors and principal stockholders of TDA and Mr. Smircina is an officer and director of TDA and, consequently, they will be able, through TDA to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. The Company does not intend to enter into any material transactions with TDA and its affiliates in the future unless such transaction is fair and reasonable to the Company and is on terms no less favorable than could be obtained from unaffiliated third parties. See "Management."


     Each of TDA and Messrs. Fields and Friedman may be deemed to be a "promoter" of the Company as such term is defined under the federal securities laws.


                            DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue up to 15,000,000 shares of Common Stock, $.0001 par value per share, 2,400,000 of which are issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.

     Subject to the rights that may be designated by the Board of Directors to the holders of any shares of Preferred Stock, the holders of the Common Stock have voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution. Shares of the Company's Common Stock do not have cumulative voting rights. Therefore, the holders of a majority of the shares of Common Stock may elect all of the directors of the Company and control its affairs and day to day operations. The shares of Common Stock are not redeemable and have no preemptive or similar rights. All 2,400,000 outstanding shares of the Company's Common Stock are fully paid and non-assessable. 2,000,000 shares of the Company's Common Stock are owned by TDA and 100,000 shares are owned by Steven R. Andrews, Esq. TDA and Mr. Andrews purchased their shares of the Company's Common Stock at the per share par value. The remaining 300,000 shares of the Company's Common Stock were sold in the Private Placement. In connection with the Acquisition, TDA will be issued an additional 200,000 shares of the Company's Common Stock.

Preferred Stock

     The Company is authorized to issue 2,000,000 shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"). The Board of Directors of the Company, without further stockholder action, may issue shares of Preferred Stock in any number of series and may establish as to each such series the designation and number of shares to be issued and the relative rights and preferences of the shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The Company has not issued any shares of Preferred Stock and has no present intention to issue shares of Preferred Stock. The issuance thereof could discourage or defeat efforts to acquire control of the Company through acquisition of shares of Common Stock. The Company has agreed not to issue any shares of Preferred Stock until the third anniversary of the date of this Prospectus without the Underwriter's written consent.

Redeemable Common Stock Purchase Warrants

     The Company has authorized the issuance of up to 1,725,000 Redeemable Common Stock Purchase Warrants to be sold in the Public Offering. As of the date of this Prospectus, the Company had 300,000 Warrants issued and outstanding. Said 300,000 issued and outstanding Warrants were sold as part of a private placement offering of the Company's securities in June and July 1996.

     The following statements and summaries of the material provisions of the Warrants are subject to the more detailed provisions of the Warrants, a copy of which has been included as an Exhibit to the Registration Statement of which this Prospectus forms a part.

Rights to Purchase Shares of Common Stock

     Each Warrant entitles the registered holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 per share during the period commencing on the date of this Prospectus and ending on the third anniversary of such date. The exercise price is subject to adjustment in certain circumstances as defined herein.

Exercise

     Each holder of a Warrant may exercise such Warrant, in whole or in part, by surrendering the certificate evidencing such Warrant, with the form of election to purchase attached to such certificate properly completed and executed, together with payment of the exercise price and any required transfer taxes, to the Company. No Warrants may be exercised unless at the time of exercise there is a current prospectus encompassing the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company will endeavor to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this intention, there can be no assurance that it will be able to do so.

     The exercise price and any required transfer taxes will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the offices of the Company's Warrant Agent.

Adjustments

     The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events including stock dividends, reclassifications, reorganizations, consolidations, mergers, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock excluding the Company's 2,100,000 shares of Common Stock issued to TDA and Mr. Andrews, any issuances of the Company's securities in connection with a June and July 1996 private placement of the Company's securities, the Public Offering and the Company's stock option plan. No adjustments in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than (i) a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock or (ii) the Acquisition or the acquisition of any other business), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have been entitled upon such reorganization, reclassification, consolidation, merger or sale.

Other Rights

     In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holders of the Warrants, at the time of such exercise, an amount in cash equal to the same fraction of the current market price of a share of Common Stock of the Company.

     Warrant holders do not have voting or any other rights of stockholders of the Company and are not entitled to dividends, if any.

Redemption of Warrants

     If the market price of the Common Stock shall have averaged at least $10.00 per share for a period of 30 consecutive trading days at any time after the date of this Prospectus, the Company may redeem the Warrants by paying holders $.25 per Warrant, provided that notice of such redemption is mailed not later than 10 days after the end of such period and prescribes a redemption date at least 30 days thereafter. For these purposes, the market price of the Common Stock, if the Common Stock is listed on a national securities exchange, shall be determined by the closing sales price on the primary exchange on which the Common Stock is traded. Warrant holders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date. The Warrants are not redeemable prior to the first anniversary of the date of this Prospectus without the written consent of the Underwriter. Additionally, the Warrants may not be redeemed unless at the time of redemption there is a current prospectus encompassing the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement.

Warrant Agreement and Exchange of Warrants

     Upon the closing of the Public Offering and consummation of the Acquisition, the Company will enter into a warrant agreement ("Warrant Agreement") with Continental Stock Transfer & Trust Company, as warrant agent ("Warrant Agent"). It is anticipated that the Warrant Agreement will contain provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrant holders. At that same time, the Company will exchange with the Warrant holders which purchased Warrants in the Private Placement printed warrant certificates for the typewritten format certificates delivered to the Private Placement purchasers.

Dividend Policy

     The Company has not paid dividends to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors. The payment of dividends, if any, in the future will depend upon the Company's earnings, capital requirements and financial conditions and other relevant factors. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company and Eagle's business operations.

Transfer Agent and Warrant Agent

     The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Company's Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Public Offering and consummation of the Acquisition, the Company will have 4,100,000 shares of Common Stock outstanding (4,325,000 shares if the Underwriters' Overallotment Option is exercised in full). All of the shares of Common Stock sold in the Public Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company which will be subject to certain limitations of Rule 144 adopted under the Securities Act.

     2,100,000 of the 2,400,000 presently outstanding shares of Common Stock and the 200,000 shares of Common Stock to be issued to TDA in connection with the Acquisition will be restricted securities and will be subject to the resale limitations provided for in Rule 144. Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, which has owned restricted shares of Common Stock beneficially for at least two years, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A non-affiliate which has not been an affiliate of the Company for at least the three months immediately preceding the sale and which has beneficially owned such shares for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. In meeting the two and three year holding periods described above, a holder which has purchased shares can include the holding periods of a prior owner which was not an affiliate of the Company.


     The holders of approximately 2,300,000 (including the 200,000 shares of Common Stock to be issued to TDA in connection with the Acquisition) and 300,000 shares of the Company's Common Stock have agreed not to sell, for periods of two years and fifteen months, respectively, from the date of this Prospectus, any shares of the Company's Common Stock owned by them on the date hereof, and as to said approximate 2,300,000 shares without the prior written consent of the Underwriter.


     Furthermore, in connection with the Public Offering, the Underwriter has been granted warrants to purchase up to 150,000 shares of Common Stock and up to 150,000 Warrants. The holders thereof have the right to require the Company to register said Underwriter Warrants, and/or the underlying securities under certain circumstances. In addition, the holders of said warrants have the right to "piggy-back" said Underwriter Warrants and/or underlying securities on registration statements of the Company. Any exercise of such registration rights may result in dilution in the interest of the Company's stockholders, may hinder efforts by the Company to arrange future financing and may have an adverse effect on the market price for the Company's securities.

     Prior to the Public Offering, there has been no market for any securities of the Company. The effect, if any, of public sales of any of the Company's securities by present securityholders or the availability of such securities for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of the Company's securities may be resold in the public market may adversely affect prevailing market prices for the Company's securities, if any such market should develop.

                                  UNDERWRITING

     Pursuant to the terms and subject of the conditions in the Underwriting Agreement, Barron Chase Securities, Inc. (the "Underwriter") has agreed to purchase from the Company an aggregate of 1,500,000 shares of Common Stock ("Shares") and 1,500,000 Warrants. The Securities are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriter is committed to purchase all Securities offered by this Prospectus, if any are purchased. References under this heading "Underwriting" to "this offering" are to the Public Offering.

     The Company has been advised by the Underwriter that the Underwriter proposes to offer the Securities to the public at the offering price set forth on the cover page of this Prospectus, and that the Underwriter may offer the Securities through certain selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") and who agree to sell the Securities in conformity with the NASD Rules of Conduct. The Underwriter may allow a concession to such selected dealers, however, such concession shall not exceed the amount of the underwriting discount that the Underwriter is to receive.

     The Company has granted to the Underwriter an Overallotment Option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 225,000 shares of Common Stock and an additional 225,000 Warrants at the public offering price less the Underwriting Discount set forth on the cover page of this Prospectus. The Underwriter may exercise this option solely to cover overallotments in the sale of the Securities being offered by the Underwriter pursuant to this Prospectus.

     Officers and directors of the Company may introduce the Underwriter to persons to consider this offering and to purchase Securities either through the Underwriter, or through participating dealers. In this connection, officers and directors will not receive any commissions or any other compensation. Officers and directors of the Company may purchase the Securities offered hereby.

     The Company has agreed to pay the Underwriter a commission of ten percent (10%) of gross proceeds of this offering as an Underwriting Discount, including the gross proceeds from the sale of the Underwriter's Overallotment Option, if exercised. In addition, the Company has agreed to pay to the Underwriter a non-accountable expense allowance of three percent (3%) of the gross proceeds of this offering, including proceeds from any Securities purchased pursuant to the Underwriter's Overallotment Option. The Underwriter's expenses, if any, in excess of the non-accountable expense allowance will be borne by the Underwriter. To the extent that the expenses of the Underwriter are less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the Underwriter.

     Prior to this offering, there has been no public market for the Common Stock or Warrants of the Company. Consequently, the initial public offering price for the Securities and the terms of the Warrants (including the exercise price of the Warrants) have been determined by negotiation between the Company and the Underwriter. Among the factors considered in determining the public offering price were the history of, and the prospects for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of the offering. The initial public offering prices do not necessarily bear any relationship to the Company's asset value, book value, earnings or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Common Stock and/or Warrants will develop after the close of this offering or, if a public market in fact develops, that such public market will be sustained, or that the Common Stock and/or Warrants can be resold at any time at the offering or any other price.

     The Company has agreed to indemnify the Underwriter against any costs or liabilities incurred by the Underwriter by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and the Prospectus. The Underwriter has in turn agreed to indemnify the Company against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement based on information relating to the Underwriter and furnished in writing by the Underwriter. To the extent that the foregoing agreements may purport to provide exculpation from possible liabilities arising under the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, is unenforceable.


     At the closing of this offering, the Company will issue to the Underwriter and/or persons related to the Underwriter, for nominal consideration, warrants (the "Underwriter's Warrants") to purchase 150,000 shares of Common Stock and 150,000 Warrants (the "Underlying Warrants"). The Underwriter's Warrants will be exercisable for a five year period commencing from the date of this Prospectus. The initial exercise price of the Underwriter's Warrants shall be $8.25 per share of Common Stock (165% of the public offering price) and $.21 per Underlying Warrant (165% of the public offering price). Each Underlying Warrant will be exercisable for a three year period commencing from the date of this Prospectus at an exercise price of $8.25 per share of Common Stock. The Underwriter's Warrants will not be transferable for one year from the date of this Prospectus except (i) to officers of the Underwriter and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

     The Underwriter's Warrants and Underlying Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Underwriter's Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Underwriter's Warrants in whole or in part and to instruct the Company to withhold from the Securities issuable upon exercise, a number of Securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provisions have the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Underwriter's Warrants will have the same dilutive effect on the interests of the Company's stockholders as will a cash exercise. The Underwriter's Warrants and the Underlying Warrants do not entitle the Underwriter to any rights as a stockholder of the Company until such Underwriter's Warrants are exercised and shares of Common Stock are purchased thereunder.

     The Underwriter's Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven years from the date of this Prospectus, to include in such registration statement or offering statement the Underwriter's Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request by the holders of 50% or more of the Underwriter's Warrants within the period commencing one year from the date of this Prospectus and expiring four years thereafter, the Company will, under certain circumstances, register the Underwriter's Warrants and/or any of the securities issuable upon their exercise.

     The Company has further agreed that the Underwriter may designate an observer to attend Board meetings at the expense of the Company.


     The Company has agreed to engage the Underwriter as a financial advisor for a period of three (3) years from the first day of the month following the completion of the Public Offering at a total fee of $108,000, all of which is payable to the Underwriter on the closing date. Pursuant to the terms of a financial advisory agreement, the Underwriter has agreed to provide, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise.


     The Company has also agreed that if the Company participates in any merger, acquisition, joint venture, debt or equity placements, consolidation or other such corporate financing transaction which the Underwriter has brought to the Company during a period of five years after the closing of this offering and which is consummated after the closing of this offering (including an acquisition of assets or stock for which it pays, in whole or in part, with shares of the Company's Common Stock or other securities), or if the Company retains the services of the Underwriter in connection with any merger, consolidation or other such transaction, then the Company will pay for the Underwriter's services an amount equal to 5% of up to one million dollars of value paid or received in the transaction, declining by 1% in $1,000,000 increments down to 1% of the excess, if any, of such value over $4,000,000.


     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement and document which are filed as exhibits to the Registration Statement. See "Additional Information."


                            SELLING SECURITYHOLDERS


     The Registration Statement of which this Prospectus forms a part also covers the offering of 300,000 shares of Common Stock, 300,000 Warrants and 300,000 shares of Common Stock underlying said Warrants owned by the Selling Securityholders. The resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act.

     The Company's securities are being offered by the following Selling Securityholders in the amounts set forth below.

                                (1)                  (2)             (3)
                          Number of Shares     Number of Shares    Number of
                          of Common Stock      of Common Stock     Warrants
                          Beneficially         Registered          Registered
Selling Securityholder    Owned(*)             Herein(*)           Herein
----------------------    ----------------     ----------------    ----------
Nina Allen                     50,000            50,000              25,000
William C. Bossung             50,000            50,000              25,000
James A. Croson                50,000            50,000              25,000
D&R Partnership                50,000            50,000              25,000
Eugene Geller                  25,000            25,000              12,500
Warren & Marianne Gilbert      50,000            50,000              25,000
HiTel Group, Inc.             100,000           100,000              50,000
Paul Schmidt                   62,500            62,500              31,250
Donald & Linda Silpe           50,000            50,000              25,000
Florence & Eric Stein          50,000            50,000              25,000
William Tonyes                 50,000            50,000              25,000
Kenneth Zengage                12,500            12,500               6,250

----------
(*) The Number of Shares of Common Stock Beneficially Owned and the Number of Shares of Common Stock Registered Herein as set forth above includes equal amounts of shares of Common Stock and shares of Common Stock issuable on the exercise of the Warrants.

     After the completion of the sale by the respective Selling Securityholders of the number of shares of Common Stock and Warrants set forth opposite their names in Columns (2) and (3) above, none of the Selling Securityholders will own any of such shares of Common Stock or Warrants.


     The foregoing persons and entities have agreed not to sell, for a period of fifteen months from the date of this Prospectus, an aggregate of 300,000 shares of Common Stock and 300,000 Warrants but not 300,000 shares of Common Stock underlying said Warrants.


     The Warrants and/or the shares of the Company's Common Stock underlying such Warrants may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale. Commissions may be paid by the Selling Securityholders in connection with such sales. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company will derive proceeds from exercises of the Warrants but will not derive any proceeds from the sale of the Company's securities by the Selling Securityholders. There can be no assurance that any of the Warrants will be exercised.

     At a time an offer of securities is made by or on behalf of a Selling Securityholder, it is the Company's intent that a prospectus be distributed setting forth, based upon information provided by the Selling Securityholder, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

     Sales of securities by the Selling Securityholders could have an adverse effect on the market prices of the securities offered pursuant to the Public Offering.

                                  LEGAL MATTERS

     The validity of the issuances of the securities offered in the Public Offering will be passed upon for the Company by Gusrae, Kaplan & Bruno, Esqs., New York, New York. Certain legal matters in connection with this Public Offering will be passed upon for the Underwriter by David A. Carter, P.A., Boca Raton, Florida.

                                     EXPERTS


     The balance sheet of the Company as of June 30, 1996 and the statement of cash flows for the period May 1, 1996 (inception) to June 30, 1996 appearing in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The balance sheets of Eagle Supply, Inc. as of June 30, 1996 and 1995 and the statements of operations , shareholder's equity and cash flows for each of the years in the three year period ended June 30, 1996 appearing in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Washington, D.C. office of the Commission a Registration Statement (the "Registration Statement") under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge or copies made at prescribed rates from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Northeast Regional Office located at Seven World Trade Center, New York, New York 10048. Statements contained in the Prospectus as to the contents of any contract or other document are not necessarily complete and reference is made to each such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Upon effectiveness of the Registration Statement, of which this Prospectus forms a part, the Company will be subject to the reporting requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the following addresses: Northeast Regional Office, Seven World Trade Center, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                            INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE

EAGLE SUPPLY GROUP, INC.

INDEPENDENT AUDITORS' REPORT                                               F-2

  Balance Sheet at June 30, 1996                                           F-3

  Statement of Cash Flows for the Period
     May 1, 1996 (Inception) to June 30, 1996                              F-4

  Notes to Financial Statements for the Period
     May 1, 1996 (Inception) to June 30, 1996                              F-5


EAGLE SUPPLY, INC.
INDEPENDENT AUDITORS' REPORT                                               F-8

  Balance Sheets at June 30, 1996 and 1995                                 F-9

  Statements of Operations for the Years Ended
     June 30, 1996, 1995 and 1994                                         F-10

  Statements of Shareholder's Equity for the Years Ended
     June 30, 1996, 1995 and 1994                                         F-11

  Statements of Cash Flows for the Years Ended
     June 30, 1996, 1995 and 1994                                         F-12

  Notes to Financial Statements for the Years Ended
     June 30, 1996, 1995 and 1994                                         F-13

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Eagle Supply Group, Inc.

We have audited the accompanying balance sheet of Eagle Supply Group, Inc. (the "Company") as of June 30, 1996 and the related statement of cash flows for the period May 1, 1996 (inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Eagle Supply Group, Inc. as of June 30, 1996, and the results of its cash flows for the period May 1, 1996 (inception) to June 30, 1996, in conformity with generally accepted accounting principles.



Tampa, Florida
September 19, 1996

EAGLE SUPPLY GROUP, INC.

BALANCE SHEET
JUNE 30, 1996
--------------------------------------------------------------------------------

ASSETS

CASH                                                                $  243,960

STOCK SUBSCRIPTIONS RECEIVABLE (Note 5)                                 56,250
                                                                    ----------

TOTAL                                                               $  300,210
                                                                    ----------
                                                                    ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Loan payable to stockholder                                         $  6,105
                                                                    ----------

COMMITMENTS AND CONTINGENCIES (Notes 1, 2 and 4)

STOCKHOLDERS' EQUITY (Notes 3 and 5):
  Preferred stock, $.0001 par value per share,
     2,000,000 shares authorized;
     none issued and outstanding                                          -
  Common stock, $.0001 par value per share,
     15,000,000 shares authorized;
     2,400,000 shares issued and outstanding                               240
  Additional paid-in capital                                           293,865
                                                                    ----------

          Total stockholders' equity                                   294,105
                                                                    ----------

TOTAL                                                               $  300,210
                                                                    ----------
                                                                    ----------


See notes to financial statements.

EAGLE SUPPLY GROUP, INC.

STATEMENT OF CASH FLOWS
PERIOD MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996
--------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loan payable to stockholder                           $  6,105
  Proceeds from sale of common stock - net of expenses                 237,855
                                                                    ----------

           Net cash provided by financing activities                   243,960
                                                                    ----------

NET INCREASE IN CASH                                                   243,960

CASH, BEGINNING OF PERIOD                                                 -
                                                                    ----------

CASH, END OF PERIOD                                                 $  243,960
                                                                    ----------
                                                                    ----------


See notes to financial statements.

EAGLE SUPPLY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996
--------------------------------------------------------------------------------


1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION - Eagle Supply Group, Inc. (the "Company") was organized to acquire, integrate and operate seasoned, privately-held companies operating in the roofing supplies and related products distribution industry and companies which manufacture products for or supply products to such industry.

    YEAR-END - The Company has adopted a June 30 year-end.

    ACQUISITION - Upon completion of the Offering described in Note 4, the Company will acquire (the "Acquisition") all of the issued and outstanding capital stock of Eagle Supply, Inc. ("Eagle") from TDA Industries, Inc. ("TDA") for consideration consisting of 200,000 shares of common stock. Eagle was founded in 1905 and is engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry primarily throughout Florida, Alabama and Mississippi. The acquisition of Eagle will be accounted for as the combining of two entities under common control with the net assets of Eagle recorded at historical carryover values. The 200,000 shares of common stock to be issued to TDA will be recorded at Eagle's historical net book value at the date of acquisition. Accordingly, this transaction will not result in any revaluation of Eagle's assets or the creation of goodwill. Upon the consummation of the Acquisition, Eagle will become a wholly-owned subsidiary of the Company and will constitute the sole business operations of the Company until such time, if any, as the Company consummates additional acquisitions.

    STOCK OPTIONS AND WARRANTS - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which requires adoption of the disclosure provisions no later than fiscal years beginning after December 15, 1995 and adoption of the measurement and recognition provisions for nonemployee transactions no later than December 15, 1995. The new standard defines a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.

    Pursuant to the new standard, companies are encouraged, but are not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), but would be required to disclose in a note to the financial statements pro forma net income and, if presented, earnings per share as if the Company had applied the new method of accounting. The new standard also requires increased disclosures for stock-based compensation arrangements regardless of the method chosen to measure and recognize compensation for employee stock-based arrangements.

    The accounting requirements of the new method are effective for all transactions entered into during the fiscal year of adoption. The Company has determined it will elect to follow the provisions of APB No. 25 and will disclose the impact of the new standard in the Notes to Financial Statements beginning in fiscal 1997.

2.  CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

    TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Offering. The administrative services agreement will be on a month-to-month basis, and the fee payable by the Company to TDA for such administrative services will be $3,000 per month.

    Prior to the Offering, Eagle operated a substantial portion of its business from facilities which it leases from a subsidiary of TDA on a month to month basis. Rent expense for these facilities, including taxes and other occupancy costs, net of sublease income of approximately $200,000, aggregated approximately $709,000, $709,000 and $636,000 in fiscal 1996, 1995 and 1994, respectively. Upon completion of the Offering and the Acquisition, Eagle and TDA intend to enter into ten year leases for such facilities.

    Douglas P. Fields, the Chief Executive Officer and Chairman of the Board of Directors of the Company, is an officer and a director of TDA and Eagle. Additionally, Frederick M. Friedman, the Executive Vice President, Secretary, Treasurer and a director of the Company, is an officer and a director of TDA and Eagle.

    John E. Smircina, a director nominee of the Company, is also a director of TDA.

    The Company and Eagle have entered into employment agreements with Messrs. Fields and Friedman, to become effective upon closing of the Offering and consummation of the Acquisition, for a five year period, at annual salaries of $200,000 each, subject to annual increases or bonuses as may be determined by the Board of Directors. The employment agreements provide for, among other things, payments of salary and continued benefits, under certain conditions.

3.  STOCKHOLDERS' EQUITY

    INITIAL CAPITALIZATION - In May 1996, the Company approved the issuance of 2,000,000 shares of common stock to TDA (a founding stockholder) for a subscription price of $200 and 100,000 shares of common stock to Steven R. Andrews (a founding stockholder and director) for a subscription price of $10.

    COMMON STOCK - Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available thereof and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no pre-emptive rights and have no rights to convert their common stock into any other securities.

    PREFERRED STOCK - The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

    WARRANTS - Each warrant entitles the registered holder to purchase one share of common stock at an exercise price of $5.00 per share (subject to adjustment) for three years commencing on the date of the Offering, provided that during such time a current prospectus relating to the common stock is then in effect and the common stock is qualified for sale or exempt from qualification under applicable state securities laws. The warrants included in the Units in the Offering are transferable separately from the common stock (Note 4).

    STOCK OPTION PLAN - In August 1996, the Board of Directors adopted and stockholders approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the grant of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, officers and directors. The total number of shares of common stock for which options may be granted under the 1996 Stock Option Plan is 1,000,000 shares. Upon the closing of the Offering, the Company intends to grant options exercisable into 450,000 shares of common stock to various of its employees, including options to purchase an aggregate of 203,000 shares which will be issued to Messrs. Fields, Friedman, Havnes, Morris and Marshall. All of such options will have a term of ten years. The exercise price of these options will be the price to the public of the shares of common stock offered in the Offering and will vest at a rate of no more than 20% per year commencing on the first anniversary of the date of grant. Upon the closing of the Offering and consummation of the Acquisition, Messrs. Finkelstein, Smircina and Skakel, director nominees of the Company, will each be granted options to purchase 10,000 shares of common stock pursuant to the Company's 1996 Stock Option Plan. All such options will have a term of ten years and will be exercisable at $5.00 per share, which is equivalent to the offering price. All of such options will vest on the first anniversary of the date of grant.

4.  INITIAL PUBLIC OFFERING

    In April 1996, the Company signed a letter of intent with Barron Chase Securities, Inc. for an initial public offering (the "Offering"). The Offering is expected to be for 1,500,000 shares of common stock, par value $.0001 per share, of the Company and 1,500,000 redeemable common stock purchase warrants (collectively the "Units"). Each warrant entitles the holder to purchase one share of common stock exercisable at $5.00 per share (subject to adjustment). The warrants will be exercisable for a period of three years commencing on the closing of the Offering.

5.  PRIVATE PLACEMENT

    In June and July 1996, the Company sold an aggregate of 300,000 shares of common stock and 300,000 warrants to private investors for aggregate gross proceeds of $300,000. Stock subscriptions receivable aggregating $56,250 were paid in July, 1996.

                                        ******

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Eagle Supply, Inc.

We have audited the accompanying balance sheets of Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc., as of June 30, 1996 and 1995, and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Eagle Supply, Inc. as of June 30, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.



Tampa, Florida
August 30, 1996

EAGLE SUPPLY, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

BALANCE SHEETS
JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------

                                                               1996
                                                             PROFORMA
ASSETS                                                      (UNAUDITED)      1996           1995
                                                             (NOTE 8)
CURRENT ASSETS:
  Cash and cash equivalents                                 $  198,441     $  198,441     $  698,132
  Accounts and notes receivable - trade
    (net of allowance for doubtful accounts -
    1996 - $465,000; 1995 - $751,000)                        8,291,831      8,291,831      8,761,145
  Inventories                                                4,825,902      4,825,902      3,519,462
  Deferred  tax asset  (Note 5)                                193,528        193,528        297,750
  Other current assets                                         535,731        535,731        325,467
                                                           -----------    -----------    -----------

          Total current assets                              14,045,433     14,045,433     13,601,956

DUE FROM PARENT AND AFFILIATED
  COMPANIES
  (Notes 3 and 4)                                                 -         2,494,632      3,121,475

IMPROVEMENTS AND EQUIPMENT
  (net of accumulated depreciation
  and amortization) (Notes 2 and 4)                          1,433,099      1,433,099      1,107,507
                                                           -----------    -----------    -----------

                                                           $15,478,532    $17,973,164    $17,830,938
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $ 8,193,812    $ 8,193,812    $ 7,454,011
  Accrued expenses and other current liabilities               814,158        814,158        482,639
  Dividend payable to parent                                   216,694           -              -
                                                           -----------    -----------    -----------

          Total current liabilities                          9,224,664      9,007,970      7,936,650

LONG-TERM DEBT (Note 3)                                      5,163,529      5,163,529      6,290,453

DEFERRED TAX LIABILITY (Note 5)                                 90,339         90,339        110,544
                                                           -----------    -----------    -----------

          Total liabilities                                 14,478,532     14,261,838     14,337,647
                                                           -----------    -----------    -----------

COMMITMENTS AND CONTINGENCIES
  (Notes 4 and 6)

SHAREHOLDER'S EQUITY (Note 4):
  Common shares,    $100 par value:
    Authorized   -      1,500 shares
    Outstanding  -        593 shares                            59,300         59,300         59,300
  Additional paid-in capital                                   940,700      1,000,000      1,000,000
  Retained earnings                                               -         2,652,026      2,433,991
                                                           -----------    -----------    -----------

          Total shareholder's equity                         1,000,000      3,711,326      3,493,291
                                                           -----------    -----------    -----------

                                                         $  15,478,532  $  17,973,164  $  17,830,938
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

See notes to financial statements.


EAGLE SUPPLY, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------


                                                                  1996           1995           1994

REVENUES                                                  $ 59,262,226   $ 50,483,469   $ 53,925,373

COST OF SALES                                               46,685,356     40,743,901     43,267,360
                                                           -----------    -----------    -----------

                                                            12,576,870      9,739,568     10,658,013
                                                           -----------    -----------    -----------

OPERATING EXPENSES (including a provision
  for doubtful accounts of $203,133, $403,169 and
  $474,591 in 1996, 1995 and 1994, respectively)             9,128,762      8,147,086      9,228,624

INTERCOMPANY CHARGES (Note 4)                                  758,818        759,368        686,011
                                                           -----------    -----------    -----------

                                                             9,887,580      8,906,454      9,914,635
                                                           -----------    -----------    -----------

INCOME FROM OPERATIONS                                       2,689,290        833,114        743,378
                                                           -----------    -----------    -----------

OTHER INCOME (EXPENSE):
  Interest income                                               23,250         22,511         28,578
  Interest expense (Note 3)                                   (604,505)      (288,036)       (33,686)
                                                           -----------    -----------    -----------

                                                              (581,255)      (265,525)        (5,108)
                                                           -----------    -----------    -----------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                                               2,108,035        567,589        738,270

PROVISION FOR INCOME TAXES (Note 5)                            793,000        215,000        274,000
                                                           -----------    -----------    -----------

NET INCOME                                                $  1,315,035     $  352,589     $  464,270
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------


See notes to financial statements.


EAGLE SUPPLY, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

STATEMENTS OF SHAREHOLDER'S EQUITY
YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------


                                                            ADDITIONAL
                                      COMMON SHARES           PAID-IN       RETAINED
                                 SHARES         AMOUNT       CAPITAL        EARNINGS        TOTAL

BALANCE, JULY 1, 1993                593      $  59,300   $  1,000,000   $  2,660,912   $  3,720,212

  Net income                        -              -              -           464,270        464,270

  Dividend paid to Parent           -              -              -          (622,245)      (622,245)
                                  ------      ---------   ------------   ------------   ------------

BALANCE, JUNE 30, 1994               593         59,300      1,000,000      2,502,937      3,562,237

  Net income                        -              -              -           352,589        352,589

  Dividend paid to Parent           -              -              -          (421,535)      (421,535)
                                  ------      ---------   ------------   ------------   ------------

BALANCE, JUNE 30, 1995               593         59,300      1,000,000      2,433,991      3,493,291

  Net income                        -              -              -         1,315,035      1,315,035

  Dividend paid to Parent           -              -              -        (1,097,000)    (1,097,000)
                                  ------      ---------   ------------   ------------   ------------

BALANCE, JUNE 30, 1996               593      $  59,300   $  1,000,000   $  2,652,026   $  3,711,326
                                  ------      ---------   ------------   ------------   ------------
                                  ------      ---------   ------------   ------------   ------------

See notes to financial statements.



EAGLE SUPPLY, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------



                                                                                          1996           1995           1994

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                      $  1,315,035     $  352,589     $  464,270
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation and amortization                                                      538,831        532,906        681,746
    Deferred income taxes                                                               84,017        (21,580)       (35,343)
    (Decrease) increase in allowance for doubtful accounts                            (286,215)        74,049         64,141
    Gain on sale of equipment                                                             (975)       (29,561)        (2,140)
    Changes in operating assets and liabilities:
      Decrease (increase) in accounts and notes receivable                             755,529     (1,673,344)     2,168,199
      (Increase) decrease in inventories                                            (1,306,440)      (363,528)     2,324,336
      (Increase) decrease in other current assets                                     (210,264)       209,103       (210,584)
      Increase (decrease) in accounts payable                                          739,801      1,011,027     (2,575,535)
      Increase (decrease) in accrued expenses and other current liabilities            331,519        133,302       (297,862)
      Decrease (increase) in due from (to) Parent and affiliated companies - net       626,843     (5,612,634)    (1,423,205)
                                                                                   -----------    -----------    -----------

           Net cash provided by (used in) operating activities                       2,587,681     (5,387,671)     1,158,023
                                                                                   -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                (900,498)      (339,628)      (600,330)
  Proceeds from sale of equipment                                                       37,050         98,873         90,685
                                                                                   -----------    -----------    -----------

           Net cash used in investing activities                                      (863,448)      (240,755)      (509,645)
                                                                                   -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) proceeds from long-term debt - net                                   (1,126,924)     6,290,453         -
  Dividends paid to Parent                                                          (1,097,000)      (421,535)      (622,245)
                                                                                   -----------    -----------    -----------

           Net cash (used in) provided by financing activities                      (2,223,924)     5,868,918       (622,245)
                                                                                   -----------    -----------    -----------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                  (499,691)       240,492         26,133

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                           698,132        457,640        431,507
                                                                                   -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                              $  198,441     $  698,132     $  457,640
                                                                                   -----------    -----------    -----------
                                                                                   -----------    -----------    -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                            $  604,505     $  288,036      $  33,686
                                                                                   -----------    -----------    -----------
                                                                                   -----------    -----------    -----------

  Income taxes paid to Parent                                                       $  793,000     $  215,000     $  274,000
                                                                                   -----------    -----------    -----------
                                                                                   -----------    -----------    -----------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
  Mortgage obligation incurred for purchase of land and building                       $  -           $  -        $  550,000
                                                                                   -----------    -----------    -----------
                                                                                   -----------    -----------    -----------
  Transfer of leasehold improvements in 1995, and transfer of land, building and improvements (net of related mortgage of
    $547,118) in 1994 in payment of intercompany debt                                  $  -         $  90,204     $  216,189
                                                                                   -----------    -----------    -----------
                                                                                   -----------    -----------    -----------




See notes to financial statements.

EAGLE SUPPLY, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

1.  SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION - The Company is a wholly-owned subsidiary of TDA Industries, Inc. (the "Parent") and is engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry throughout Florida, Alabama and Mississippi. The Company operates in a single industry segment.

    INVENTORIES - Inventories are valued at the lower of cost or market. Cost is determined by using the last-in, first-out (LIFO) method. If inventories had been valued at the lower of first-in, first-out (FIFO) cost or market, inventories would be higher by approximately $510,000, $527,000 and $557,000 for fiscal 1996, 1995 and 1994, respectively, and income before provision for income taxes would have decreased by approximately $17,000, $30,000 and $101,000 in fiscal 1996, 1995 and 1994, respectively.

    DEPRECIATION AND AMORTIZATION - Depreciation and amortization of improvements and equipment are provided principally by an accelerated method at various rates calculated to extinguish the carrying values of the respective assets over their estimated useful lives.

    INCOME TAXES - The Company is included in the consolidated federal income tax return of its Parent. Income taxes are calculated on a separate return filing basis.

    CASH AND CASH EQUIVALENTS - The Company considers money market accounts and bank repurchase agreements to be cash equivalents for the purpose of these statements.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS - The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

         CASH AND CASH EQUIVALENTS, ACCOUNTS AND NOTES RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES - The carrying amounts of these items are a reasonable estimate of their fair value.

         LONG-TERM DEBT - Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which
         no   market quotes are available.  The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates presented herein are based on pertinent information available to management as of June 30, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

2.  IMPROVEMENTS AND EQUIPMENT

    The major classes of improvements and equipment are as follows:


                                                                         JUNE 30,            ESTIMATED
                                                                   1996           1995      USEFUL LIVES

Automotive equipment                                          $  2,404,487   $  2,318,504       5 years
Furniture, fixtures and equipment                                2,063,708      1,790,152      5-7 years
Leasehold improvements                                             587,226        515,374       10 years
                                                              ------------   ------------
                                                                 5,055,421      4,624,030

Less: Accumulated depreciation and amortization                  3,622,322      3,516,523
                                                              ------------   ------------

                                                              $  1,433,099   $  1,107,507
                                                              ------------   ------------
                                                              ------------   ------------




3.  LONG-TERM DEBT

    On December 23, 1994, the Company entered into a Loan Agreement which provides for secured borrowing consisting of a four-year revolving credit facility in the amount of $7,500,000, guaranteed by the Company's Parent. Obligations under the revolving credit facility are collateralized by certain tangible and intangible current assets of the Company (aggregating approximately $13,118,000 at June 30, 1996). Borrowings are based on a formula relating to certain levels of receivables and inventory, as defined. Interest only is payable monthly at a floating rate equal to the lender's prime rate, plus one-percent, or at the London interbank offered rate, plus three and one-quarter percent, at the option of the Company.
    The initial borrowing under the revolving credit facility (approximately $4,594,000) was advanced to the Company's Parent partially in repayment of intercompany debt ($2,325,533) and the balance as an advance to the Parent.

4.  TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    During fiscal 1995, the Company transferred leasehold improvements to a building no longer occupied by the Company (at a net book value of $90,204) to its Parent in partial repayment of intercompany debt.

    During fiscal 1994, the Company purchased land and a building in Birmingham, Alabama, for $735,000, of which $550,000 was financed by a first mortgage. The mortgage is repayable in fifty-nine equal monthly installments of approximately $4,700 and a balloon payment of approximately $440,000 due in April 1999. During fiscal 1994, the Company transferred this property, including related improvements (at a net book value of $216,189, net of the mortgage), to its Parent in partial repayment of intercompany debt. The Company remains the primary obligor on the first mortgage which had a balance due of $525,713 and $536,104 at June 30, 1996 and 1995, respectively.

    The Company is liable on a real estate mortgage on property located in Pensacola, Florida, which had a balance due of $381,369 and $397,124 at June 30, 1996 and 1995, respectively, on property transferred to its Parent in prior years. The mortgage is repayable in monthly installments of approximately $4,800 and a balloon payment of approximately $361,000 due in March 1997.

    The Company is liable for certain lease payments to a subsidiary of its Parent under a lease for a former distribution center in Fort Lauderdale, Florida, including a balloon payment due May 1, 1999 in the approximate amount of $580,000 relating to industrial revenue bonds used to acquire and develop the Fort Lauderdale, Florida, property. The lease expires on May 1, 1999. These premises have been subleased to an unrelated third party at an approximate annual rental of $200,000, which amount is approximately equal to the Company's annual lease obligation. The sublease expires in August, 1997. The payments by the Company have included, through June 30, 1995, a ratable share of the balloon payment.

    The Company operates a substantial portion of its business from facilities which it has been leasing from a subsidiary of its Parent on a month to month basis. The Company intends to enter into long-term leases for these facilities. Rent expense for these facilities, net of sublease income of approximately $200,000, including taxes and other occupancy costs, aggregated approximately $709,000, $709,000 and $636,000 in fiscal 1996, 1995 and 1994, respectively.

    The approximate future minimum rental commitments under these leases, net of sublease income of approximately $200,000, are as follows:


                 YEAR ENDING
                  JUNE 30,                          AMOUNT

                   1997                        $    710,000
                   1998                             710,000
                   1999                             710,000
                   2000                             710,000
                   2001                             710,000
                                               ------------

                                               $  3,550,000
                                               ------------
                                               ------------


    Fees of $50,000 have been charged to the Company by its Parent in each of fiscal 1996, 1995 and 1994. Such fees represent audit fees and accounting services incurred on behalf of the Company.

    During 1996, the Company loaned $200,000 to a subsidiary of its Parent. Such amount was repaid prior to June 30, 1996, with interest computed at the rate of 9 1/4% per annum.

    The following is a reconciliation of the activity in the Due from (to) Parent and Affiliated Companies account for the periods presented:


                                                                         YEAR ENDED JUNE 30,
                                                               1996           1995           1994

      Balance, beginning of year                           $3,121,475    $(2,491,159)   $(3,914,364)

      Fees for auditing and accounting services               (50,000)       (50,000)       (50,000)
      Rent - net of sublease income                          (708,818)      (709,368)      (636,011)
      Income taxes paid to Parent                            (793,000)      (215,000)      (274,000)
      Dividends paid to Parent                             (1,097,000)      (421,535)      (622,245)
      Transfers of property to Parent                            -            90,204        216,321
      Cash advances - net                                   2,021,975      6,918,333      2,789,140
                                                           ----------     ----------    -----------

      Balance, end of year                                 $2,494,632     $3,121,475    $(2,491,159)
                                                           ----------     ----------    -----------
                                                           ----------     ----------    -----------


5.    INCOME TAXES

        Components of the provision for income taxes are as follows:


                                                                        YEAR ENDED JUNE 30,
                                                               1996           1995           1994

      Current:
        Federal                                            $  609,000     $  203,131     $  265,406
        State and local                                        99,983         33,449         43,937
      Deferred                                                 84,017        (21,580)       (35,343)
                                                           ----------     ----------    -----------

                                                           $  793,000     $  215,000     $  274,000
                                                           ----------     ----------    -----------
                                                           ----------     ----------    -----------

      A reconciliation of income taxes at the Federal statutory rate to amounts provided is as follows:


                                                                         YEAR ENDED JUNE 30,
                                                               1996           1995           1994

Tax provision at statutory rate                            $  716,732     $  193,468     $  250,588
State and local income taxes                                   60,000         19,866         25,839
Other                                                          16,268          1,666         (2,427)
                                                           ----------     ----------    -----------

                                                           $  793,000     $  215,000     $  274,000
                                                           ----------     ----------    -----------
                                                           ----------     ----------    -----------


    Temporary differences which give rise to deferred tax assets and liabilities are as follows:


                                                              JUNE 30,
                                                         1996           1995

      Deferred Tax Assets:
        Provision for doubtful accounts              $  176,762     $  285,523
        Inventory capitalization                         16,766         12,227
                                                     ----------     ----------

                                                        193,528        297,750

      Deferred Tax Liability:
        Depreciation                                    (90,339)      (110,544)
                                                     ----------     ----------

Net deferred tax asset                               $  103,189     $  187,206
                                                     ----------     ----------
                                                     ----------     ----------

6.    COMMITMENTS AND CONTINGENCIES

      The Company is committed to unrelated parties for long-term leases for property and automotive and data processing equipment. The leases expire on various dates through 2001. The lease for property includes renewal options and provides for the payment of taxes and other occupancy costs.

      The approximate future minimum rental commitments under these leases are as follows:


                  YEAR ENDING
                   JUNE 30,                          AMOUNT

                   1997                          $  824,000
                   1998                             666,000
                   1999                             562,000
                   2000                             406,000
                   2001                             271,000
                                               ------------

                                               $  2,729,000
                                               ------------
                                               ------------

    Rent expense for the facilities under these leases amounted to approximately $371,000, $191,000 and $289,000 in fiscal 1996, 1995 and
    1994, respectively, and includes certain occupancy costs.

    During the fiscal years ended June 30, 1996, 1995 and 1994, the Company purchased approximately 21%, 19% and 17%, respectively, of its product lines from one supplier. Since similar products are available to the Company from other suppliers, the loss of this supplier would not have a material adverse effect on the business of the Company.

    The Company has a 401(k) plan covering eligible employees (the "Plan"). The Plan provides for contributions at the Company's discretion. No contribution was made to the Plan in fiscal 1996, 1995 or 1994.

7.  RESTRUCTURING COSTS

    During fiscal 1994, the Company made a decision to discontinue operating in South Florida and to expand into other market areas. The Company's results of operations in fiscal 1994 include a loss in the amount of approximately $1,230,000 attributable to the operations and disposition of two branches located in South Florida. Revenues from these two branches were $6,705,000 for fiscal 1994.

    During fiscal 1995, the Company opened two new branches and discontinued operating one additional branch. The Company's results of operations in fiscal 1995 include nonrecurring start-up costs and operating losses in the aggregate amount of approximately $418,000 attributable to these branches; and additional expenses in the amount of approximately $252,000 attributable to the operations and disposition of the two branches located in South Florida.

    During fiscal 1996, the Company opened four new branches, one of which was closed prior to the end of the fiscal year, and commenced the distribution of a new product line. The Company's result of operations in fiscal 1996 include start-up costs and operating losses of approximately $290,000 attributable to these four branches and the introduction of the new product line; and additional expenses in the amount of approximately $32,000 attributable to the operations of branches disposed of in prior fiscal years.

8.  CONTEMPLATED TRANSACTION WITH RELATED PARTY

    In April 1996, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of the Company's Parent, signed a letter of intent with an underwriter for an initial public offering (the "Offering"). The Offering is expected to be for 1,500,000 shares of common stock of Eagle, par value $.0001 per share, and 1,500,000 redeemable common stock purchase warrants. The Offering is expected to raise approximately $6,200,000 net of expenses.

    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent for consideration consisting of 200,000 shares of Eagle's common stock (the "Acquisition"). The Acquisition will be accounted for as the combining of two entities under common control and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the Acquisition, the Company will become a wholly-owned subsidiary of Eagle and will constitute the sole business operations of Eagle until such time, if any, as Eagle consummates additional acquisitions.

    As a precondition to the consummation of the Acquisition, the Company's Parent has agreed that the Company will have a net tangible book value of $1,000,000, have earned approximately $2,000,000 in pretax income during fiscal 1996 and have had gross revenues of not less than $50,000,000 during fiscal 1996.

    Upon closing of the Offering and consummation of the Acquisition, the Company's equity in excess of $1,000,000 (approximately $2,711,000 at June 30, 1996) will be dividended to its Parent in the form of cancellation of the Parent's indebtedness to the Company (approximately $2,495,000 at June 30, 1996) and the balance payable in cash.

    The pro forma balance sheet at June 30, 1996 reflects this dividend to the Company's Parent.

                                        ******

================================================================================

No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
Prospectus Summary......................................................     5
Risk Factors............................................................    12
Dilution ...............................................................    22
Use of Proceeds ........................................................    24
Capitalization .........................................................    26
Unaudited Pro Forma Condensed
 Consolidated Financial Statements .....................................    27
Selected Financial Information .........................................    32
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations .........................................................    34
Business ...............................................................    41
Management .............................................................    52
Principal Stockholders .................................................    62
Certain Transactions ...................................................    63
Description of Securities ..............................................    66
Shares Eligible for Future Sale ........................................    70
Underwriting ...........................................................    71
Selling Securityholders ................................................    75
Legal Matters ..........................................................    77
Experts ................................................................    77
Additional Information .................................................    78
Index to Financial Statements ..........................................   F-1


Until ________, 1996 (25 days after the date of the Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                            EAGLE SUPPLY GROUP, INC.

                               1,500,000 Shares of
                                Common Stock and
                              1,500,000 Redeemable
                         Common Stock Purchase Warrants
                               ___________________

                                   PROSPECTUS
                               ___________________

                             BARRON CHASE SECURITIES

                               7700 W. Camino Real
                                    Suite 200
                            Boca Raton, Florida 33433
                                 (561) 347-1200

                                Atlanta, Georgia
                            Beverly Hills, California
                              Boston, Massachusetts
                                Chicago, Illinois
                               Clearwater, Florida
                                  Dallas, Texas
                                Denver, Colorado
                            East Boca Raton, Florida
                               Hoopeston, Illinois
                                 Miami, Florida
                             Middletown, New Jersey
                             Minneapolis, Minnesota
                             Oklahoma City, Oklahoma
                                Phoenix, Arizona
                                Sarasota, Florida
                                 Tampa, Florida
                                 Tulsa, Oklahoma

                                __________, 1996

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

     The estimated expenses of this offering, all of which are to be paid by the Registrant, in connection with the issuance and distribution of the Securities being registered, are as follows:


      SEC Registration Fee.............................        $  7,481.26
      NASD Filing Fee..................................           2,669.57
      Listing and Filing Fees ........ ................          40,000.00 *
      Printing and Engraving Expenses..................          80,000.00 *
      Accounting Fees and Expenses.....................              (1)   *
      Legal Fees and Expenses..........................         130,000.00
      Blue Sky Fees and Expenses.......................              (1)   *
      Transfer and Warrant Agent
          Fees and Expenses............................           7,500.00
      Underwriter's Non Accountable
          Expense Allowance ...........................         230,625.00
      Miscellaneous Expenses...........................              (1)   *
                                                               -----------

      Total............................................        $700,000.00 *
                                                               ===========


----------
(1) To be supplied by Amendment.
* Estimated.

Item 14. Indemnification of Directors and Officers

     In general, Section 145 of the Delaware General Corporation Law provides that persons who are officers or directors of a corporation may be indemnified by the corporation for acts performed in their capacities as such. The Registrant's By-Laws authorize indemnification in accordance with and to the extent permitted by said statute.

     The Registrant's Certificate of Incorporation and By-Laws provide for indemnification to the fullest extent permitted by law.

     Reference is also made to Section 6 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

Item 15. Recent Sales of Unregistered Securities

The Registrant has sold the following securities within the past three years:

                                       A

DATE        PERSON/ENTITY           NUMBER OF SECURITIES        CONSIDERATION

05/17/96    TDA Industries,Inc.     2,000,000 shares of
                                    Common Stock                   $200.00
06/06/96    Steven R. Andrews       100,000 shares of
                                    Common Stock                    $10.00

     In June and July 1996, the Company sold, to the persons and entities identified below, the securities of the Company for the consideration indicated opposite their names:

                                        B

PERSON/ENTITY                    NUMBER OF SECURITIES             CONSIDERATION

                                 One Unit of the Com-
Nina Allen                       pany's Securities*                $25,000.00

                                 One Unit of the Com-
William C. Bossung               pany's Securities*                $25,000.00

                                 One Unit of the Com-
James A. Croson                  pany's Securities*                $25,000.00

                                 One Unit of the Com-
D&R Partnership                  pany's Securities*                $25,000.00

                                 One Half of a Unit of
Eugene Geller                    the Company's Securi-             $12,500.00
                                 ties*

Warren & Marianne                One Unit of the Com-
Gilbert                          pany's Securities*                $25,000.00

                                 Two Units of the Com-
HiTel Group, Inc.                pany's Securities                 $50,000.00

                                 One and One-Fourth of
Paul Schmidt                     a Unit of the Comp-               $31,250.00
                                 any's Securities*

Donald & Linda                   One Unit of the Com-
Silpe                            pany's Securities*                $25,000.00

PERSON/ENTITY                    NUMBER OF SECURITIES             CONSIDERATION

Florence & Eric                  One Unit of the Com-
Stein                            pany's Securities*                $25,000.00

                                 One Unit of the Com-
William Tonyes                   pany's Securities*                $25,000.00

                                 One Fourth of a Unit
Ken Zengage                      of the Company's Secu-
                                 rities*                           $ 6,250.00
                                                                   ----------

                                                TOTAL              $300,000.00
                                                                   ===========

* Each Unit consisting of 25,000 shares of Common Stock and 25,000 Redeemable Common Stock Purchase Warrants.

     These transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of that Act as not involving a public offering, and as to those sales set forth under subsection B above, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. No underwriter was engaged by the Company in connection with the issuances described above. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

Item 16. Exhibits and Financial Statement Schedules

(a)   Exhibits

      1.1    Forms of Underwriting Agreement and Selected Dealers Agreement (1)

      3.1    Registrant's Articles of Incorporation (1)

      3.2    Registrant's By-Laws (1)

      4.1 Form of Underwriter's Warrant Agreement with Form of Warrant Certificate (1)

      4.2 Form of Financial Advisory Agreement to be entered into by and between the Registrant and the Underwriter (1)

      4.3 Form of Merger and Acquisition Agreement to be entered into by and between the Registrant and the Underwriter (1)

      4.4    Form of Common Stock Certificate (2)

      4.5 Form of Redeemable Stock Purchase Warrants delivered to Selling Securityholders (1)

      4.6    Form of Redeemable Common Stock Purchase Warrants (printed version)
             (2)

      4.7 Form of Warrant Agreement between Registrant and Continental Stock Transfer & Trust Company (2)

      5.1    Opinion of Gusrae, Kaplan & Bruno (3)

      10.1 Form of Stock Purchase Agreement between the Registrant and TDA Industries, Inc. ("TDA") (1)

      10.2   Form of Employment Agreement with Douglas P. Fields (1)

      10.3   Form of Employment Agreement with Frederick M. Friedman (1)

      10.4 Eagle Supply, Inc. Mortgage and Note regarding its Birmingham, Alabama Distribution Center (1)

      10.5 Eagle Supply, Inc. Mortgage, Deed and Purchase Agreement regarding its Pensacola, Florida Distribution Center (1)

      10.6 Eagle Supply, Inc. Lease, as Amended, regarding its former distribution center located in Fort Lauderdale, Florida (1)

      10.7   Eagle Supply, Inc. Bank Credit Facility (1)

      10.8 Form of Lease to be entered into with wholly-owned subsidiary of TDA (2)

      10.9   Registrant's Stock Option Plan (1)

      10.10 Form of Administrative Services Agreement to be entered into by and between Registrant and TDA (2)

      23.1   Consent of Gusrae, Kaplan & Bruno (to be included in Exhibit 5.1)
             (3)

      23.2   Consents of Deloitte & Touche LLP (2)

      23.3   Consent of Paul D. Finkelstein (2)


      23.4   Consent of John E. Smircina (2)


      23.5   Consent of George Skakel III (2)


----------
(1) Filed with initial filing on August 12, 1996.


(2) Filed herewith.


(3) To be Filed by Amendment.

(b) Financial Statement Schedule

     Schedule II -- Valuation and Qualifying Accounts

     Allowance for Doubtful Accounts(1)


                    Balance at     Charged to
                   Beginning of     Costs and                     Balance at
                       Year         Expenses       Deductions     End of Year

Year Ended
  June 30, 1994       613,186        474,591        (410,450)       677,327

Year Ended
  June 30, 1995       677,327        403,169        (329,120)       751,376

Year Ended
  June 30, 1996       751,376        203,133        (489,509)       465,000


----------
(1) Data relates to Eagle due to the fact that the Company was organized in May 1996 and has conducted no business activities to date.

     All other schedules are omitted, as the required information is either inapplicable or presented in the financial statements or related notes.

Item 17. Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of October, 1996.


                                    By:  /s/ Douglas P. Fields
                                        ----------------------
                                        Douglas P. Fields,
                                        Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                    Title                            Date
---------                    -----                            ----

/s/ Douglas P. Fields        Chairman of the Board of         October 15, 1996
-------------------------    Directors, Chief Executive
Douglas P. Fields            Officer and Director
                             (Principal Executive Officer)


/s/ Frederick M. Friedman    Executive Vice President,        October 15, 1996
-------------------------    Treasurer, Secretary and
Frederick M. Friedman        Director (Principal Financial
                             and Accounting Officer)


/s/ Steven R. Andrews        Director                         October 15, 1996
-------------------------
Steven R. Andrews

                                  EXHIBIT INDEX

Exhibit                      Description of Exhibits

1.1   Forms of Underwriting Agreement and Selected Dealers Agreement (1)

3.1   Registrant's Articles of Incorporation (1)

3.2   Registrant's By-Laws (1)

4.1   Form of Underwriter's Warrant Agreement with Form of Warrant Certificate
      (1)

4.2 Form of Financial Advisory Agreement to be entered into by and between the Registrant and the Underwriter (1)

4.3 Form of Merger and Acquisition Agreement to be entered into by and between the Registrant and the Underwriter (1)

4.4   Form of Common Stock Certificate (2)

4.5 Form of Redeemable Stock Purchase Warrants delivered to Selling Securityholders (1)

4.6   Form of Redeemable Common Stock Purchase Warrants (printed version) (2)

4.7 Form of Warrant Agreement between Registrant and Continental Stock Transfer & Trust Company (2)

5.1   Opinion of Gusrae, Kaplan & Bruno (3)

10.1 Form of Stock Purchase Agreement between the Registrant and TDA Industries, Inc. ("TDA") (1)

10.2  Form of Employment Agreement with Douglas P. Fields (1)

10.3  Form of Employment Agreement with Frederick M. Friedman (1)

10.4 Eagle Supply, Inc. Mortgage and Note regarding its Birmingham, Alabama Distribution Center (1)

10.5 Eagle Supply, Inc. Mortgage, Deed and Purchase Agreement regarding its Pensacola, Florida Distribution Center (1)

10.6 Eagle Supply, Inc. Lease, as Amended, regarding its former distribution center located in Fort Lauderdale, Florida (1)

10.7  Eagle Supply, Inc. Bank Credit Facility (1)

10.8  Form of Lease to be entered into with wholly-owned subsidiary of TDA (2)

10.9  Registrant's Stock Option Plan (1)

10.10 Form of Administrative Services Agreement to be entered into by and between Registrant and TDA (2)

23.1  Consent of Gusrae, Kaplan & Bruno (to be included in Exhibit 5.1) (3)

23.2  Consents of Deloitte & Touche LLP (2)

23.3  Consent of Paul D. Finkelstein (2)


23.4  Consent of John E. Smircina (2)


23.5  Consent of George Skakel III (2)


----------
(1) Filed with initial filing on August 12, 1996.


(2) Filed herewith.


(3) To be Filed by Amendment.